                                                                    EXHIBIT 10.5

                                  OFFICE LEASE


                                 (MULTI-TENANT)


             for 2151 Salvio Street, Suite 325, Concord, California


                                     between


                           SALVIO PACHECO SQUARE, LLC,
                     a California limited liability company



                                   as Landlord


                                       and



                                JCM Partners, LLC


                                    as Tenant

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                                TABLE OF CONTENTS

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                                                                                 PAGE
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1.      BASIC LEASE INFORMATION....................................................1

        1.1    Building............................................................1

        1.2    Premises............................................................1

        1.3    Common Area.........................................................1

        1.4    Commencement Date...................................................1

        1.5    Expiration Date.....................................................1

        1.6    Term................................................................1

        1.7    Rent Commencement Date..............................................1

        1.8    Base Rent...........................................................1

        1.9    Not Used............................................................2

        1.10   Not Used............................................................2

        1.11   Not used............................................................2

        1.12   Base Year for Taxes.................................................2

        1.13   Base Year for Operating Expenses....................................2

        1.14   Tenant's Proportionate Share........................................2

        1.15   Use.................................................................2

        1.16   Landlord's Address for Notice.......................................2

        1.17   Rent Payment Address................................................2

        1.18   Tenant's Address for Notice.........................................2

        1.19   Listing and Leasing Agents..........................................2

        1.20   Parking.............................................................2

        1.21   Security Deposit....................................................2

        1.22   Guarantor...........................................................2

        1.23   Exhibits and Addenda................................................3

2.      LEASE OF PREMISES..........................................................3

3.      DELIVERY OF POSSESSION.....................................................3

4.      RENT.......................................................................4

        4.1    Payment of Rent.....................................................4

        4.2    Not Used............................................................4

        4.3    Late Charges........................................................4

        4.4    Additional Rent for Taxes and Operating Expenses....................4

        4.5    Taxes on Tenant's Use and Occupancy.................................7

5.      SECURITY DEPOSIT...........................................................7

6.      TENANT'S USE OF THE PREMISES...............................................8

        6.1    Use.................................................................8

        6.2    Observance of Law...................................................8

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        6.3    Insurance...........................................................8

        6.4    Nuisance and Waste..................................................8

        6.5    Load and Equipment Limits...........................................8

        6.6    Hazardous Material..................................................9

7.      SERVICES AND UTILITIES....................................................10

8.      REPAIRS AND MAINTENANCE...................................................11

        8.1    Landlord's Obligations.............................................11

        8.2    Tenant's Obligations...............................................11

        8.3    Landlord's Liability...............................................11

9.      CONSTRUCTION; ALTERATIONS; LEASEHOLD IMPROVEMENTS; AND TENANT'S PROPERTY..11

        9.1    Landlord's Construction Obligations................................11

        9.2    Tenant's Construction Obligations..................................11

        9.3    Tenant Alterations.................................................12

        9.4    Liens..............................................................12

        9.5    Leasehold Improvements.............................................12

        9.6    Tenant's Property..................................................12

10.     INDEMNIFICATION...........................................................13

        10.1   Tenant Indemnification.............................................13

        10.2   Landlord Not Liable................................................13

11.     TENANT'S INSURANCE........................................................13

        11.1   Insurance Requirement..............................................13

        11.2   Minimum Scope of Coverage..........................................14

        11.3   Minimum Limits of Insurance........................................14

        11.4   Deductible and Self-Insured Retention..............................14

        11.5   Increases in Insurance Policy Limits...............................14

        11.6   Waiver of Subrogation..............................................14

        11.7   Landlord's Right to Obtain Insurance for Tenant....................15

12.     DAMAGE OR DESTRUCTION.....................................................15

        12.1   Damage.............................................................15

        12.2   Damage During Last Twelve Months of Term...........................15

        12.3   Repair of Premises in Excess of One Hundred Eighty Days............15

        12.4   Tenant Repair......................................................15

        12.5   Express Agreement..................................................15

13.     EMINENT DOMAIN............................................................15

        13.1   Whole Taking.......................................................16

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        13.2   Partial Taking.....................................................16

        13.3   Proceeds...........................................................16

        13.4   Landlord's Restoration.............................................16

14.     ASSIGNMENT AND SUBLETTING.................................................16

        14.1   No Assignment or Subletting........................................16

        14.2   Landlord's Consent.................................................17

15.     DEFAULT...................................................................19

        15.1   Tenant's Default...................................................19

        15.2   Landlord Remedies..................................................20

        15.3   Landlord's Right to Cure Tenant's Default..........................20

        15.4   Mortgagee Protection...............................................20

16.     WAIVER....................................................................20

17.     SUBORDINATION AND ATTORNMENT..............................................21

18.     TENANT ESTOPPEL CERTIFICATES..............................................21

        18.1   Landlord Request for Estoppel Certificate..........................21

        18.2   Failure to Execute.................................................21

19.     NOTICE....................................................................21

20.     TRANSFER OF LANDLORD'S INTEREST...........................................22

21.     SURRENDER OF PREMISES.....................................................22

        21.1   Clean and Same Condition...........................................22

        21.2   Property Abandoned.................................................22

22.     HOLDING OVER..............................................................22

        22.1   Holding Over with Landlord's Permission............................22

        22.2   Holding Over without Landlord's Permission.........................22

23.     RULES AND REGULATIONS.....................................................22

24.     CERTAIN RIGHTS RESERVED BY LANDLORD.......................................23

25.     ADVERTISEMENTS AND SIGNS..................................................23

26.     RELOCATION OF PREMISES....................................................23

27.     FORCE MAJEURE.............................................................24

28.     BROKERAGE FEES............................................................24

29.     QUIET ENJOYMENT...........................................................24

30.     PARKING...................................................................24

31.     MISCELLANEOUS.............................................................24

        31.1   Landlord's Liability...............................................24

        31.2   Accord and Satisfaction; Allocation of Payments....................24

        31.3   Attorneys' Fees....................................................25

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        31.4   Captions and Section Numbers.......................................25

        31.5   Changes Requested by Lender........................................25

        31.6   Choice of Law......................................................25

        31.7   Consent............................................................25

        31.8   Authority..........................................................25

        31.9   Waiver of Right to Jury Trial......................................25

        31.10  Counterparts.......................................................25

        31.11  Execution of Lease; No Option......................................25

        31.12  Furnishing of Financial Statements; Tenant's Representations.......26

        31.13  Further Assurances.................................................26

        31.14  Prior Agreements; Amendments.......................................26

        31.15  Recording..........................................................26

        31.16  Severability.......................................................26

        31.17  Successors and Assigns.............................................26

        31.18  Time Is of the Essence.............................................26

        31.19  Multiple Parties...................................................26

32. MISCELLANEOUS.................................................................26

        32.1   Option to Renew....................................................26

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                                      -iv-

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                                      LEASE

        This Lease ("Lease") by and between SALVIO PACHECO SQUARE, LLC, a California limited liability company ("Landlord"), and JCM Partners, LLC, a Delaware limited liability company ("Tenant"), is dated for reference purposes only as of this 20th day of February, 2001.

        1. BASIC LEASE INFORMATION. The following is a summary of basic lease information. Each term or matter in this Section 1 shall be deemed to incorporate all of the terms set forth hereinbelow pertaining to such matter or item and to the extent there is any conflict between the provisions of this
Section 1 and any more specific provision of this Lease, such more specific provision shall control.

           1.1 Building. The building of which the Premises are a part (the "Building") located at 2151 Salvio Street, Concord, California 94520, containing approximately 120,000 square feet of rentable area (as may be adjusted pursuant to Section 1.2 below), and more particularly described on Exhibit "B" attached hereto (the "Real Property").

           1.2 Premises. That portion of the third floor of the Building, commonly referred to as Suite 325, as shown by diagonal lines on Exhibit "A" attached hereto. For purposes of this Lease, the Premises is deemed to contain approximately 7,533 square feet of rentable area. If the Premises include one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered part of the Premises.

           1.3 Common Area. The Building lobbies, common corridors and hallways, restrooms, parking areas and other areas of the Building that are generally understood to be public or common areas; provided, however, corridors and restrooms on an individual floor shall be included within a tenant's premises (and not Common Area) for a full floor tenant.

           1.4 Commencement Date. (Section 3.1): The term of the Lease shall commence upon Landlord's delivery of the Premises to Tenant, which date is estimated to be March 1, 2001. Promptly after determination of the Commencement Date, Landlord and Tenant shall enter into the Notice of Commencement Date in the form attached hereto as Exhibit "C".

           1.5 Expiration Date. (Section 3.1): February 28, 2006, unless otherwise sooner terminated in accordance with the provisions of this Lease.

           1.6 Term. A period of five (5) years, which shall commence on the Commencement Date and expire at midnight on the Expiration Date.

           1.7 Rent Commencement Date. (Section 4.1.1): March 1, 2001.

           1.8    Base Rent. (Section 4.1.1):

                   Lease                    Total Annual            Monthly
                   Years                     Base Rent           Installments
                   -----                    ------------         ------------
              Lease Year 0 to 1            $176,272.20            $14,689.35
                                           ($1.95 per
                                           rentable square
                                           foot)


              Lease Year 1 to 2            $180,792.00            $15,066.00
                                           ($2.00 per
                                           rentable square
                                           foot)


              Lease Year 2 to 3            $185,311.80            $15,442.65
                                           ($2.05 per
                                           rentable square
                                           foot)

              Lease Year 3 to 4            $189,831.60            $15,819.30
                                           ($2.10 per
                                           rentable square
                                           foot)

              Lease Year 4 to 5            $194,351.40            $16,195.95
                                           $2.15 per
                                           rentable square
                                           foot)

           1.9  NOT USED

           1.10 NOT USED

           1.11 NOT USED

           1.12 Base Year for Taxes. (Section 4.4.3.1): 2001.

           1.13 Base Year for Operating Expenses. (Section 4.4.3.1): 2001.

           1.14 Tenant's Proportionate Share. (Section 4.4.3.1): 6.27 percent (6.27%). Such share is a fraction, the numerator of which is the rentable square feet of the Premises, and the denominator of which is the rentable square feet of the Building, as determined by Landlord from time to time on a consistent basis.

           1.15 Use. (Section 6): General office purposes.

           1.16 Landlord's Address for Notice. (Section 19):

                  Salvio Pacheco Square, LLC
                  2151 Salvio Street, Suite 325
                  Concord, California  94520

           1.17 Rent Payment Address . (Section 4.1.1):

                  Salvio Pacheco Square, LLC
                  P. O. Box 3000
                  Concord, California  94522-3000

           1.18 Tenant's Address for Notice. (Section 19):

                JCM Partners, LLC
                2151 Salvio Street, #325
                Concord, CA  94520

           1.19 Listing and Leasing Agents. (Section 28): None.

           1.20 Parking. (Section 30): Tenant may park in the public parking garage on Salvio Street, which is currently free of charge.

           1.21 Security Deposit. (Section 5): $16,195.95.

           1.22 Guarantor. (Section 31.20): None.

           1.23 Exhibits and Addenda. The exhibits and addenda listed below are attached hereto and incorporated by reference in this Lease:

                Exhibit A - Floor Plan showing the Premises.

                Exhibit B - Description of Real Property.

                Exhibit C - Commencement of Term Agreement.

                Exhibit D - Tenant Improvement Work Letter.

                Exhibit E - Rules and Regulations.

                Addenda: Attached hereto and made a part of this Lease by reference is Section 32.

        2. LEASE OF PREMISES. In consideration of the Rent (as defined in
Section 4.1.2 below) and subject to the terms, covenants and conditions set forth in this Lease, Landlord hereby leases to Tenant and Tenant leases from Landlord the Premises. Tenant shall have the nonexclusive right (unless otherwise expressly provided herein) in common with Landlord, other tenants, subtenants and invitees, to use the Common Area. This Lease confers no rights either to the subsurface of the land below the ground level of the Building in which the Premises are located or to airspace, interior or exterior, above the Premises.

        3.     DELIVERY OF POSSESSION.

           3.1 If for any reason Landlord does not deliver possession of the Premises to Tenant on the Commencement Date, and such failure is not caused by an act or omission of Tenant, the Expiration Date shall be extended by the number of days the Commencement Date has been so delayed and the validity of this Lease shall not be impaired nor shall Landlord be subject to any liability for such failure; but Rent shall be abated until delivery of possession. Provided, however, if the Commencement Date has been delayed by an act or omission of Tenant, then Rent shall not be abated until delivery of possession and the Expiration Date shall not be extended. If Landlord permits Tenant to enter into possession of the Premises before the Commencement Date, such possession shall be subject to the provisions of this Lease, including, without limitation, the payment of Rent (unless otherwise agreed in writing). In the event Tenant fails to take possession of the Premises following execution of this Lease, Tenant shall reimburse Landlord promptly upon demand for all costs incurred by Landlord in connection with entering into this Lease, including, but not limited to, broker fees and commissions, sums paid for the preparation of a floor and/or space plan for the Premises, costs incurred in performing Landlord's Work pursuant to Exhibit "D", loss of rental income, attorneys' fees and costs, and any other damages for breach of this Lease to which Landlord is entitled at law or in equity.

           3.2 As of the Commencement Date, Landlord shall deliver possession of the Premises to Tenant, and Tenant shall accept possession of the Premises in their "AS IS" condition. Tenant acknowledges and agrees that Tenant and its representatives have inspected the Premises and all of its structural and mechanical elements and that Tenant is satisfied with the condition thereof. This Lease, shall become effective with respect to the Premises upon the Commencement Date. Except as expressly set forth in Exhibit "D", Tenant further acknowledges and agrees that Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Premises or any part of the Premises, or to pay for any such work, and neither Landlord nor Landlord's agents have made any representations to Tenant with respect to the condition of the Premises.

        4.     RENT.

           4.1 Payment of Rent.

               4.1.1 Tenant shall pay Rent for the Premises. Monthly Installments of Base Rent shall be payable in advance on the first day of each calendar month of the Term commencing on the Rent Commencement Date. If the Term begins (or ends) on other than the first (or last) day of a calendar month, Rent for the partial month shall be prorated based on the number of days in that month. Rent shall be paid to Landlord at the Rent Payment Address set forth in
Section 1.17 above, or to such other person at such place as Landlord may from time to time designate in writing, without any prior demand therefor and without deduction or offset, in lawful money of the United States of America. Tenant shall pay Landlord the first Monthly Installment of Base Rent upon Tenant's execution of this Lease.

               4.1.2 Tenant shall pay to Landlord all charges and other amounts required under this Lease as additional rent ("Additional Rent"), including, without limitation, the charges for Taxes and Expenses as provided for in this
Section 4. All such Additional Rent shall be payable to Landlord at the place where the Base Rent is payable. Landlord will have the same remedies for a default in the payment of any Additional Rent as for a default in the payment of Base Rent. Base Rent and Additional Rent shall sometimes be collectively referred to herein as "Rent".

           4.2 NOT USED

           4.3 Late Charges and Default Interest.

               4.3.1 If Tenant fails to pay when due any Rent or other amounts or charges which Tenant is obligated to pay under the terms of this Lease, then Tenant shall pay Landlord a late charge equal to five percent (5%) of each such installment if any such installment is not received by Landlord within five (5) days from the date it is due. Tenant acknowledges that the late payment of any Rent will cause Landlord to lose the use of that money and incur costs and expenses not contemplated under this Lease including, without limitation, administrative costs and processing and accounting expenses, the exact amount of which is extremely difficult to ascertain. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the loss suffered as a result of such late payment by Tenant. However, the late charge is not intended to cover Landlord's attorneys' fees and costs relating to delinquent Rent. Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to such late payment nor prevent Landlord from exercising any other rights or remedies available to Landlord under this Lease. Late charges shall be deemed Additional Rent. In no event shall this provision for the imposition of a late charge be deemed to grant to Tenant a grace period or an extension of time within which to pay any Rent due hereunder or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant's failure to pay such Rent when due.

               4.3.2 Any amount due Landlord by Tenant under the terms of this Lease which are not paid when due shall bear interest from the date due to the date of payment by Tenant at an annual rate of interest equal to the lesser of
(a) the maximum annual interest rate allowed by law on such due date for business loans (not primarily for personal, family or household purposes) not exempt from the usury law, or (b) twelve percent (12%), except that amounts spent by Landlord on behalf of Tenant shall bear interest at such rate from the date of disbursement by Landlord.

           4.4 Additional Rent for Taxes and Operating Expenses.

               4.4.1 Definitions. For purposes of this Section 4.4, the following terms shall have the following meanings:

                     4.4.1.1 "Tax Year" means each twelve (12) consecutive month period commencing January 1st of each year during the Term, including any partial year during which the Lease may commence; provided that Landlord, upon notice to Tenant, may change the Tax Year from time to time to any other twelve
(12) consecutive month period and, in the event of any such change, Tenant's Proportionate Share of Taxes shall be equitably adjusted for the Tax Year involved in any such change. Tenant shall not be obligated to pay Additional Rent for taxes and operating expenses from the Commencement Date through December 31, 2001.

                     4.4.1.2 "Taxes" shall mean and include all taxes, assessments and charges levied upon or with respect to the Real Property or any personal property located on the Real Property and used in the operation thereof or upon or with respect to any ownership or possessory interest in the Real Property or such personal property. Taxes shall include, without limitation, all general real property taxes and general and special assessments, charges, fees, or assessments for transit, housing, police, fire, or other governmental services or purported benefits to the Real Property or the occupants thereof, service payments in lieu of taxes, business taxes, and any tax, fee, or excise on the act of entering into this Lease or any other lease of space located on the Real Property, or on the use or occupancy of the Real Property or any part thereof, that are now or hereafter levied or assessed against Landlord by the United States of America, the State of California or any political subdivision thereof, public corporation, district, or any other political or public entity, and shall also include any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Taxes, whether or not now customary or in the contemplation of the parties on the Commencement Date. Taxes shall also include reasonable legal fees, costs, and disbursements incurred in connection with proceedings to contest, determine, or reduce Taxes. Taxes shall not include (i) franchise, transfer, inheritance, or capital stock taxes or income taxes measured by the net income of Landlord from all sources unless, due to a change in the method of taxation, any of such taxes is levied or assessed against Landlord as a substitute for, or as an addition to, in whole or in part, any other tax that would otherwise be included within Taxes; (ii) penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payments of, and/or to file any tax or information returns with respect to, any Taxes, when due; (iii) any Taxes directly payable by Tenant or any other tenant within the Building under the applicable provisions in their respective leases; and (iv) any items included as an Operating Expense.

                     4.4.1.3 "Expense Year" means each twelve (12) consecutive month period commencing January 1st of each year during the Term, including any partial year during which the Lease may commence; provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period and, in the event of any such change, Tenant's Proportionate Share of Operating Expenses shall be equitably adjusted for the Expense Year involved in any such change.

                     4.4.1.4 "Operating Expenses" shall mean and include the total costs and expenses paid or incurred by Landlord in connection with the management, operation, maintenance and repair of the Building (including Common
Area), including, without limitation: (a) the cost of air conditioning, electricity, steam, water, heating, mechanical, telephone, plumbing, ventilating and elevator systems and all other utilities, including without limitation, reasonable attorneys' fees and/or consultant fees incurred by Landlord in contracting with a company or companies to provide electricity (or any other utility) to the Building, any fees for the installation, maintenance, repair or removal of related equipment, and any exit fees or stranded cost charges mandated by the State of California; (b) the cost of repairs and all labor and material costs related thereto, and the cost of general maintenance, cleaning and service contracts and the cost of all supplies, tools and equipment required in connection therewith; (c) the cost incurred by Landlord for all insurance carried on the Building and/or Real Property or in connection with the use and/or occupancy thereof, including, without limitation, the premiums and cost of fire, casualty, liability, rental abatement and earthquake insurance applicable to the Building and/or Real Property and Landlord's personal property used in connection therewith (and all amounts paid as a result of loss sustained that would be covered by such policies but for "deductible" or self-insurance provisions), provided, however, that Landlord may, but shall not be obligated to, carry earthquake insurance; (d) wages, salaries, payroll taxes and other labor costs and employee benefits; (e) management fees; (f) fees, charges and other costs of all independent contractors engaged by Landlord; (g) accounting and legal expenses; (h) depreciation on personal property, including, without limitation, carpeting in public corridors and the Common Area and window coverings provided by Landlord, determined in the reasonable judgment of Landlord in accordance with generally accepted accounting principles and consistent with industry standards and sound management practices; (i) the rental paid for offices for the property manager and related management and operations personnel, or if rental is not paid, the fair rental value of any space provided for such purposes; (j) the cost of any capital improvements made to the Building and/or Real Property after the Commencement Date that (i) are reasonably anticipated to reduce Operating Expenses or improve operating efficiencies in the Building, or (ii) are reasonably required for the health and safety of tenants in the Building or of the public, or (iii) are required under any governmental law or regulation or insurance requirement, such cost in each case to be amortized over such period as Landlord shall reasonably determine in accordance with generally accepted accounting principles and consistent with industry standards and sound management practices, together with interest on the unamortized balance thereof at the rate of ten percent (10%) per annum or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements; (k) the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses; (l) any and all assessments or costs incurred with respect to covenants, conditions and restrictions, reciprocal easement agreements or similar documents affecting the Building and/or Real Property; and (m) any other expenses of any kind whatsoever incurred in connection with the management, operation, maintenance and repair of the Building and/or Real Property which, in the reasonable judgment of Landlord and in accordance with generally accepted accounting principles and consistent with industry standards and sound management practices, would be considered a management, maintenance, or operating expense.

               Notwithstanding the foregoing, the following shall not be included within Operating Expenses: (i) Landlord's general overhead and administrative expenses, including executive salaries and service personnel, to the extent not allocable to the operation or management of the Building; (ii) all costs incurred in designing, renovating or otherwise improving or decorating, painting or redecorating space for existing or prospective tenants or other occupants of the Building; (c) any reserves for capital replacements;
(iii) the cost of utilities, services and other benefits (including, but not limited to, after-hours HVAC) for which individual tenants (including Tenant) reimburse Landlord or directly pay service providers, or costs in connection with services or other benefits provided selectively to one or more tenants (other than Tenant) and which do not benefit Tenant (except Landlord's cost related to repair and maintenance of any and all balconies in the Building);
(iv) depreciation and amortization, except to the extent specifically provided in items (h) and (j) of the preceding paragraph of this Section 4.4.1.4); (v) Payments in respect to overhead or profits to subsidiaries or affiliates of Landlord, or to any party affiliated with Landlord, for management or other services in or to the Building, or for supplies or other materials, to the extent that the cost of such services, supplies, or materials exceeds the fair market cost that would be charged by non-affiliated third parties dealing with Landlord on an arms-length basis; (vi) leasing commissions, finder's fees, advertising and promotional costs and other expenses incurred in connection with leasing space to prospective tenants or other occupants, or to retain existing tenants; (vii) any fines, penalties or interest resulting from Landlord's violation of any federal, state or local law or regulation; (viii) principal, interest, points and fees on debt or amortization payments on any real property mortgages or deeds of trust, or any fines or penalties associated with the foregoing; (ix) rental payments made under any ground lease; and (x) the costs of repair or maintenance to the Building, including the Premises and other costs and expenses (which would otherwise be included as part of Operating Expenses), to the extent such costs are reimbursed by insurance, guaranties, warranties, governmental agencies, or other tenants or occupants.

               4.4.2 If during any calendar year of the Term the occupancy of the Building is less than ninety-five percent (95%), then Landlord shall make an appropriate adjustment of the variable components of Operating Expenses, as reasonably determined by Landlord, to determine the amount of Operating Expenses that would have been incurred had the Building been ninety-five percent (95%) occupied during that calendar year. This estimated amount shall be deemed the amount of Operating Expenses for that calendar year. For purposes hereof, "variable components" shall include only those Operating Expenses that are affected by variations in occupancy levels.

               4.4.3  Determination and Payment of Taxes and Operating Expenses.

                      4.4.3.1 Tenant shall pay to Landlord as Additional Rent one twelfth (1/12) of Tenant's Share of Tenant's Proportionate Share of (i) the amount, if any, by which Operating Expenses for each Expense Year or portion thereof during the Term exceed the Operating Expenses in the Base Year (the "Expense Increases"), plus (ii) the amount, if any, by which Taxes for each Tax Year or portion thereof during the Term exceed the Taxes in the Base Year (the "Tax Increases"), in advance, on or before the first day of each month during such Expense Year and Tax Year, in an amount estimated by Landlord in a writing delivered to Tenant on or before the last day of each December during the Term of this Lease. Landlord may revise such estimates from time to time and Tenant will thereafter make payments on the basis of such revised estimates commencing on the next payment date for Additional Rent following Tenant's receipt of such revised estimates. Neither Landlord's failure to deliver nor late delivery of such statement shall constitute a default by Landlord or a waiver of Landlord's right to any adjustment provided for herein.

                      4.4.3.2 On or before the first day of each April after the expiration of each Expense Year and Tax Year, including the Expense Year and Tax Year during which this Lease terminates, Landlord will furnish Tenant with a statement (herein called "Landlord's Expense and Tax Statement"), setting forth in reasonable detail the Expense Increases for such Expense Year and the Tax Increases for such Tax Year and Tenant's

Proportionate Share of the Expense Increases and Tax Increases, which statement shall be conclusive and binding upon Tenant. If Tenant's Proportionate Share of the actual Expense Increases and the Tax Increases for such Expense Year and Tax Year as set forth in Landlord's Expense and Tax Statement exceeds the estimated Expense Increases and Tax Increases paid by Tenant for such Expense Year and Tax Year, Tenant shall pay to Landlord (whether or not this Lease has terminated) the difference with respect to such Expense Increases or Tax Increases or both, as the case may be, within ten (10) days after the receipt of Landlord's Expense and Tax Statement; and if the total amount paid by Tenant for any such Expense Year and Tax Year shall exceed Tenant's Proportionate Share of the actual Expense Increases and Tax Increases for such Expense Year and Tax Year, such excess shall be credited against the next installment of Rent due from Tenant to Landlord hereunder, or, if this Lease has terminated and no amounts are due or to become due to Landlord from Tenant hereunder, any excess shall be paid to Tenant by check within ten (10) days after such final determination of the actual Expense Increases and Tax Increases. Neither Landlord's failure to deliver nor late delivery of Landlord's Expense and Tax Statement to Tenant by April 1st shall constitute a default by Landlord or operate as a waiver of Landlord's right to collect all Rent due hereunder.

                      4.4.3.3 Notwithstanding anything to the contrary contained in this Lease, in the event that the Operating Expenses or Taxes for any Lease Year and/or Tax Year, as applicable, are less than the Operating Expenses or Taxes in the Base Year, the Base Rent computed in such Lease Year or Tax Year, as applicable, shall not be reduced nor shall Tenant be entitled to a credit against any Base Rent or other sums payable by Tenant hereunder or to a payment from Landlord to Tenant with respect thereto.

           4.5 Taxes on Tenant's Use and Occupancy. In addition to the Rent and any other charges to be paid by Tenant hereunder, Tenant shall pay Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes) which are not otherwise reimbursable under this Lease, whether or not now customary or within the contemplation of the parties, where such taxes are upon, measured by or reasonably attributable to: (a) the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or the cost or value of any Leasehold Improvements (as defined in Section 9.5 below) made in or to the Premises by or for Tenant, regardless of whether title to such improvements is held by Tenant or Landlord; (b) the gross or net Rent payable under this Lease, including, without limitation, any rental or gross receipts tax levied by any taxing authority with respect to the receipt of the Rent hereunder; (c) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (d) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. If it becomes unlawful for Tenant to reimburse Landlord for any costs as required under this Lease, the Base Rent shall be revised to net Landlord the same net Rent after imposition of any tax or other charge upon Landlord as would have been payable to Landlord but for the reimbursement being unlawful.

        5.     SECURITY DEPOSIT.

           5.1 Upon the execution of this Lease, Tenant shall deposit with Landlord a security deposit ("Security Deposit") in cash in the amount specified in Section 1.21 above as security for the faithful performance and observation by Tenant of the terms, covenants and conditions of this Lease. Landlord shall not be required to keep the Security Deposit separate from its general accounts. If Tenant defaults in respect of any of the terms, covenants or conditions of this Lease, including, without limitation, the payment of Rent, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any Base Rent or any other sum as to which Tenant is in default, including, without limitation, (a) any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants or conditions of this Lease, or to compensate Landlord for any loss or damage which Landlord may suffer thereby, and/or (b) any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrue or accrues before or after summary proceedings or other reentry by Landlord. If Landlord applies or retains any part of the Security Deposit, Tenant, upon demand, shall immediately deposit with Landlord the amount so applied or retained so that Landlord shall have the full Security Deposit on hand at all times during the Term; Tenant's failure to do so shall constitute an act of default, and Landlord shall have the right to exercise any remedy provided for in Section 15.2 below. If Tenant shall fully and faithfully comply with all of the terms, covenants and conditions of this Lease, the Security Deposit shall be returned to Tenant (or, at Landlord's option, to the last subtenant or assignee of Tenant's interest hereunder) within the time period statutorily prescribed after the Expiration Date and after delivery of the entire possession of the Premises to Landlord. Tenant expressly agrees that Tenant shall have no right to apply any portion of the Security Deposit against any of Tenant's obligations to pay rent hereunder. In


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

the event of any conveyance of title to the Building, Landlord shall have the right to transfer the Security Deposit to the new landlord, and Landlord shall thereupon be released by Tenant from all liability for the return of the Security Deposit. Provided the Security Deposit has been so transferred, Tenant shall look solely to the new landlord for the return of the Security Deposit. The provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new landlord. Tenant further covenants and agrees that it shall not assign or encumber or attempt to assign or encumber the Security Deposit and neither Landlord or its successors or assignees shall be bound by any such agreement, encumbrance, attempted assignment or attempted encumbrance.

           5.2 If Tenant defaults under this Lease more than two (2) times during any calendar year, irrespective of whether such default is cured, then, without limiting Landlord's other rights and remedies, Landlord may, in Landlord's sole discretion, increase the amount of the required Security Deposit. Within ten (10) days after notice of such modification, Tenant shall submit to Landlord the required additional sums. Tenant's failure to do so shall constitute an event of default, and Landlord shall have the right to exercise any remedy provided for in Section 15.2 below.

        6. TENANT'S USE OF THE PREMISES. The provisions of this Section 6 are for the benefit of the Landlord and are not nor shall they be construed to be for the benefit of any tenant of the Building.

           6.1 Use. Tenant shall use the Premises solely for the purposes set forth in Section 1.15. No change in the use of the Premises shall be permitted, except as provided in this Section 6.1. If, at any time during the Term hereof, Tenant desires to change the use of the Premises, including any change in use associated with a proposed assignment or sublet of the Premises, Tenant shall provide notice to Landlord of its request for approval of such proposed change in use, together with such information concerning the proposed change in use as Landlord may reasonably request. Landlord shall have the right to approve such proposed change in use in its sole and absolute discretion. Landlord's consent to any change in use shall not be construed as a consent to any subsequent change in use.

           6.2 Observance of Law. Tenant shall not use or occupy the Premises or permit anything to be done in or about the Premises in violation of any declarations, covenant, condition or restriction, or law, statute, ordinance or governmental rules, regulations or requirements now in force or which may hereafter be enacted or promulgated. Tenant, at Tenant's cost and expense, shall comply with all laws, orders and regulations of federal, state, county and municipal authorities relating to the Premises or the use, improvement or occupancy thereof, except that Tenant shall not be required to make any structural alterations in order to comply unless such alterations shall be necessitated or occasioned, in whole or in part, by Tenant Alterations (as defined in Section 9.3 below), or by the acts, omissions or negligence of Tenant or its agents, employees, contractors, licensees or invitees ("Tenant Party(ies)"). Any work or installations made or performed by or on behalf of Tenant or any person or entity claiming through or under Tenant pursuant to the provisions of this Section 6.2 shall be made in conformity with and subject to the provisions of Section 9 below.

           6.3 Insurance. Tenant shall not do or permit to be done anything which will contravene, invalidate or increase the cost of any insurance policy covering the Real Property, the Building and/or personal property located therein, and shall comply with all rules, orders, regulations, requirements and recommendations of Landlord's insurance carrier(s) or any board of fire insurance underwriters or other similar body now or hereafter constituted, relating to or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant Alterations or by the acts, omissions or negligence of Tenant or a Tenant Party. Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for violation of this Section.

           6.4 Nuisance and Waste. Tenant shall not do or permit anything to be done in or about the Premises or Building which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them, or use or allow the Premises to be used for any improper, unlawful or objectionable purpose. Tenant shall not cause, maintain or permit any nuisance in, on or about the Premises or Building. Tenant shall not commit or suffer to be committed any waste in or upon the Premises or Building.

           6.5 Load and Equipment Limits. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry as determined by Landlord or Landlord's structural engineer. The cost of any such determination made by Landlord's structural engineer in connection with Tenant's occupancy shall be paid by Tenant upon Landlord's demand. Tenant shall not install business machines or mechanical equipment which will in any manner cause noise objectionable to or injure other tenants in the Building.

           6.6    Hazardous Material.

               6.6.1 As used in this Lease, the following items shall have the following meanings: "Environmental Activity" means any actual, proposed or threatened use, storage, treatment, existence, release, emission, discharge, generation, manufacture, disposal or transportation of any Hazardous Materials from, into, on, under or about the Building or the Premises, or any other activity or occurrence that causes or would cause any such event to exist; "Environmental Requirements" means all present and future federal, state, regional or local laws relating to the use, storage, treatment, existence, release, emission, discharge, generation, manufacture, disposal or transportation of any Hazardous Materials; and "Hazardous Material" means at any time any substances or materials which at such time are classified or considered to be hazardous or toxic under any Environmental Requirement.

               6.6.2 Tenant shall not engage in nor permit its Tenant Parties to engage in any Environmental Activity in violation of Environmental Requirements in, on or about the Premises or Building. Tenant shall, at its own expense, procure, maintain in effect and comply with all conditions of any and all permits, licenses, and other governmental and regulatory approvals required under any Environmental Requirements for any Environmental Activity by Tenant or a Tenant Party, including, without limitation, the discharge of (appropriately treated) materials or wastes into or through any sanitary sewer serving the Building or the Premises, and upon termination of this Lease, Tenant shall cause all of its Hazardous Materials to be removed from the Building and the Premises in accordance with and in compliance with all applicable Environmental Requirements. Upon having knowledge thereof, Tenant shall immediately notify Landlord in writing of: any regulatory action that has been instituted, or threatened by any governmental agency or court with respect to Tenant or a Tenant Party that relates to any Environmental Activity; any claim relating to any Environmental Activity by Tenant or a Tenant Party in, on or about the Building or the Premises, or that arises out of or in connection with any Hazardous Materials in, on, under or about the Building or the Premises or removed from the Building or the Premises; or any actual or threatened material release on, under or about the Building or the Premises or any adjacent property of any Hazardous Material, except any Hazardous Material whose discharge or emission is expressly authorized by and in compliance with a permit issued by a federal, state, regional or local governmental agency pursuant to Environmental Requirements. Tenant shall provide Landlord with copies of any communications with federal, state, regional or local governments, agencies or courts with respect to any Environmental Activity or Environmental Requirement relating to the Building or the Premises and any communications with any third party relating to any claim made or threatened with respect to any Environmental Activity by Tenant or a Tenant Party in, on or about the Building or the Premises.

               6.6.3 Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect, and hold Landlord and each of Landlord's partners, employees, agents, attorneys, successors and assigns, free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including reasonable attorneys' fees) to the extent arising from or caused, directly or indirectly, by (i) an Environmental Activity by Tenant or a Tenant Party, or (ii) Tenant's or a Tenant Party's failure to comply with any Environmental Requirement relating to an Environmental Activity by Tenant or a Tenant Party in, on or about the Premises. Tenant's obligations under this Section 6.6.3 shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any repair, damage or cleanup, removal or remediation action, or detoxification or decontamination of the Building or the Premises, or the preparation and implementation of any closure, remedial action or other plans in connection therewith that are required as a result of any Environmental Activity by Tenant. The provisions of this Section 6.6.3 shall survive the expiration or sooner termination of this Lease.

               6.6.4 California law requires landlords to disclose to tenants the existence of certain Hazardous Materials. Accordingly, the existence of gasoline and other automotive fluids, asbestos containing materials, maintenance fluids, copying fluids and other office supplies and equipment, certain construction and finish materials, tobacco smoke, cosmetics and other personal items must be disclosed. Gasoline and other automotive fluids are found in the parking areas of the Building. Cleaning, lubricating and hydraulic fluids used in the operation and maintenance of the Building are found in the utility areas of the Building not generally accessible to Building occupants or the public. Many Building occupants use copy machines and printers with associated fluids and toners, and pens, markers, inks, and office equipment that may contain Hazardous Materials. Certain adhesives, paints and other construction materials and finishes used in portions of the Building may contain Hazardous Materials. The

Building may from time to time be exposed to tobacco smoke. Building occupants and other persons entering the Building from time to time may use or carry prescription and non-prescription drugs, perfumes, cosmetics and other toiletries, and foods and beverages, some of which may contain Hazardous Materials.

        7.     SERVICES AND UTILITIES.

           7.1 Landlord agrees to furnish services and utilities to the Premises during normal business hours on generally recognized business days subject to the Rules and Regulations (as defined in Section 23 below) of the Building and provided that Tenant is not in default hereunder. Services and utilities shall include reasonable quantities of electricity, heating, ventilation and air conditioning ("HVAC") as required in Landlord's reasonable judgment for the comfortable use and occupancy of the Premises; lighting replacement for Building standard lights; elevator service; window washing, restroom supplies and janitor services in a manner that such services are customarily furnished to comparable office buildings in the area. Landlord shall supply Common Area water for drinking, cleaning and restroom purposes only. Tenant, at Tenant's sole cost and expense, shall supply all paper and other products used within the Premises. During normal business hours on generally recognized business days, Landlord shall also maintain and keep lighted the common stairs, common entries and restrooms in the Building. If Tenant desires HVAC or other services at any other time, Landlord shall use reasonable efforts to furnish such service upon reasonable notice from Tenant, and Tenant shall pay the standard charge for such additional services as reasonably determined by Landlord from time to time.

           7.2 If permitted by law, Landlord shall have the right, in Landlord's reasonable discretion, at any time and from time to time during the Term, to contract for the provision of electricity (or any other utility) with, and to switch from, any company providing such utility. Tenant shall cooperate with Landlord and any such utility provider at all times, and, as reasonably necessary, Tenant shall allow such parties access to the electric (or other utility) lines, feeders, risers, wiring and other machinery located within the Premises.

           7.3 Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall Rent be abated by reason of (a) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, or (b) failure to furnish or delay in furnishing any such services where such failure or delay is caused by accident or any condition or event beyond the reasonable control of Landlord, or by the making of necessary repairs or improvements to the Premises or Building, or (c) any change, failure, interruption, disruption or defect in the quantity or character of the electricity (or other utility) supplied to the Premises or Building, or (d) the limitation, curtailment or rationing of, or restrictions on, use of water, electricity, gas or any other form of energy serving the Premises or Building. Landlord shall not be liable under any circumstances for a loss of or injury to property or business, however occurring, through, in connection with or incidental to the failure to furnish any such services.

           7.4 Tenant shall not consume electric current in excess of that usually furnished or supplied for the use of premises as office space (as determined by Landlord), without first procuring the written consent of Landlord, which Landlord may refuse in its absolute discretion. In the event of consent, electrical current shall be separately metered in Tenant's name and paid for directly by Tenant. The cost of any such meter and its installation, maintenance and repair shall be paid by Tenant.

           7.5 Tenant shall not purchase electricity from a provider other than the company or companies used by Landlord, without first procuring the written consent of Landlord, which Landlord may refuse in its absolute discretion. In the event of consent, electrical current shall be separately metered in Tenant's name and paid for directly by Tenant. The cost of any such meter and its installation, maintenance and repair and any and all costs of obtaining electricity from such provider shall be paid by Tenant. Tenant shall indemnify, defend, and hold harmless Landlord from and against all losses, claims, demands, expenses and judgments caused by, or directly or indirectly arising from, the acts or omissions of Tenant's electricity provider (including, but not limited to, expenses and/or fines incurred by Landlord in the event Tenant's electricity provider fails to provide sufficient power to the Premises, as well as damages resulting from the improper or faulty installation or construction of facilities or equipment in or on the Premises by Tenant or Tenant's electricity provider).

           7.6 Nothing contained in this Section 7 shall restrict Landlord's right to require at any time separate metering of utilities furnished to the Premises. If the separate metering of utilities furnished to the Premises is due to Tenant's excessive use of electric current, then the cost of any such meter and its installation, maintenance and repair shall be paid by Tenant. If Landlord requires separate metering for reasons other than Tenant's excessive consumption of electric current, then the cost of any such meter and its installation, maintenance and repair shall be paid by Landlord. In either event, accounts for all such separately metered utilities shall be in Tenant's name and paid for directly by Tenant.

           7.7 If Tenant uses heat generating machines or equipment in the Premises that affects the temperature otherwise maintained by the HVAC system, Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand therefor.

           7.8 In the event of imposition of federal, state or local government controls, rules, regulations, or restrictions on the use or consumption of energy or other utilities (including telecommunications) during the Term, both Landlord and Tenant shall be bound thereby. In the event of a difference in interpretation by Landlord and Tenant of any such controls, the interpretation of Landlord shall prevail and Landlord shall have the right to enforce compliance therewith, including the right of entry into the Premises to effect compliance.

        8.     REPAIRS AND MAINTENANCE.

           8.1 Landlord's Obligations. Landlord shall as an Operating Expense make structural repairs except as specified herein and maintain in good order, condition and repair the Building, and all portions of the Premises not the obligation of Tenant or of any other tenant in the Building; provided, however, Tenant shall be obligated to reimburse Landlord for the entire cost of any repair or maintenance necessitated or occasioned by the acts, omissions or negligence of Tenant, or any of Tenant Parties. Tenant hereby waives and releases any right it may have to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect.

           8.2 Tenant's Obligations. Tenant shall, at Tenant's sole expense and except for services furnished by Landlord pursuant to Section 7 above, maintain the Premises in good order, condition and repair. For the purposes of this
Section 8.2, the term Premises shall be deemed to include all items and equipment installed by or for the benefit of or at the expense of Tenant including, without limitation, the interior surfaces of the ceilings, walls and floors; all doors; all interior windows; dedicated HVAC equipment; all plumbing, pipes and fixtures; electrical switches and fixtures; internal wiring; and Tenant Improvements, if any. In addition, Tenant shall be responsible for all repairs and alterations in and to the Premises and Building and the facilities and systems thereof to the satisfaction of Landlord, the need for which arises out of (a) Tenant's use or occupancy of the Premises, (b) the installation, removal, use or operation of Tenant's Property (as defined in Section 9.6 below) in the Premises, (c) the moving of Tenant's Property into or out of the Building, or (d) the act, omission, misuse or negligence of Tenant or a Tenant Party. If Tenant fails to so maintain the Premises and Building, Landlord shall give notice to Tenant to do such acts as are reasonably required. If Tenant fails to promptly commence such work and diligently prosecute it to completion, then Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work.

           8.3 Landlord's Liability. Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant nor shall Tenant's obligations under this Lease be reduced or abated in any manner by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required or permitted by this Lease or by any other tenant's lease or required by law to make in or to any portion of the Real Property, Building or Premises. Landlord shall nevertheless use reasonable efforts to minimize any interference with Tenant's conduct of its business in the Premises.

        9. CONSTRUCTION; ALTERATIONS; LEASEHOLD IMPROVEMENTS; AND TENANT'S PROPERTY.

           9.1 Landlord's Construction Obligations. Landlord shall perform Landlord's Work to the Premises as described on Exhibit "D".

           9.2 Tenant's Construction Obligations. Tenant shall perform Tenant's Work to the Premises as described in Exhibit "D" and shall comply with all of the provisions of this Section 9.

           9.3 Tenant Alterations. After the installation of Tenant's Work which shall be governed by the terms and conditions of Exhibit "D", Tenant shall not make any additions, alterations or improvements to the Premises ("Tenant Alterations") without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, that Tenant shall not, without the prior written consent of Landlord, which consent shall be in Landlord's sole discretion, make any Tenant Alterations which: (a) will affect the structure or structural components of the Building (including by way of illustration but not limitation, the construction of interior stairwells, skylights, dumbwaiters and additional floor supports) or the building systems,
(b) will affect or be visible from the exterior of the Building, (c) will be located outside or underneath the Building, or (d) will lessen the fair market value of the Building. Landlord's consent to any Tenant Alterations may be conditioned, without limitation, on Tenant removing any such Tenant Alterations on or before the expiration of the Term and restoring the Premises to the same condition as on the date Tenant took possession. All Tenant Alterations shall comply with all applicable laws, ordinances, codes and rules of any public authority (including, but not limited to, the Americans with Disabilities Act) and shall be done in a good and professional manner by properly qualified and licensed personnel approved by Landlord. All work shall be diligently prosecuted to completion. Upon completion, Tenant shall furnish Landlord "as-built" plans. Prior to commencing any Tenant Alteration, Tenant shall furnish Landlord with plans and specifications; names and addresses of contractors; copies of all contracts; copies of all necessary permits; evidence of contractor's and subcontractor's insurance coverage for Builder's Risk at least as broad as Insurance Services Office ("ISO") special causes of loss form CP 10 30, Commercial General Liability at least as broad as ISO CG 00 01, workers' compensation, employer's liability and auto liability, all in amounts reasonably satisfactory to Landlord; and an indemnification in a form reasonably satisfactory to Landlord. Tenant shall pay to Landlord upon demand reimbursement for third party costs incurred by Landlord in connection with its review and approval of the proposed Tenant Alterations. The work shall be performed in a manner that will not interfere with the quiet enjoyment of the other tenants in the Building. Landlord may require, in Landlord's sole discretion and at Tenant's sole cost and expense, that Tenant provide Landlord with a lien and completion bond in an amount equal to at least one and one-half (1-1/2) times the total estimated cost of any Tenant Alterations to be made in or to the Premises. Nothing contained in this Section 9.3 shall relieve Tenant of its obligation under Section 9.4 to keep the Premises and Building free of all liens.

           9.4 Liens. Tenant shall pay the costs of any work done on the Premises pursuant to Sections 9.2 and 9.3, and shall keep the Premises and Building free and clear of liens of any kind. Tenant hereby indemnifies, and agrees to defend against and keep Landlord free and harmless from all liability, loss, damage, costs, attorneys' fees and any other expense incurred on account of claims by any person performing work or furnishing materials or supplies for Tenant or any person claiming under Tenant. Tenant shall give notice to Landlord at least ten (10) business days prior to the expected date of commencement of any Tenant Alterations. Landlord retains the right to enter the Premises and post such notices as Landlord deems proper at any reasonable time.

           9.5 Leasehold Improvements. All of Tenant's Work and Tenant Alterations (collectively, the "Leasehold Improvements") attached to or built into the Premises during the Term of this Lease, whether or not by or at the expense of Tenant, shall be and remain a part of the Premises, shall be the property of Landlord and shall not be removed by Tenant, unless their removal is required by Landlord as provided in Section 9.3 above, except as expressly provided in Section 9.6 below. In the event that Tenant is required to remove any Leasehold Improvements, Tenant shall, at Tenant's sole cost and expense and prior to the expiration of the Term, remove the Leasehold Improvements and repair any damage to the Premises or to the Building resulting from such removal.

           9.6 Tenant's Property. All signs, notices, displays, movable partitions, business and trade fixtures, machinery and equipment (excluding HVAC, whether installed by Tenant or not), personal telecommunications equipment and office equipment located in the Premises and acquired by or for the account of Tenant, without expense to Landlord, which can be removed without structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (collectively, "Tenant's Property") shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided that if any of Tenant's Property is removed, Tenant shall promptly repair any damage to the Premises or to the Building resulting from such removal including, without limitation, repairing the flooring and patching and painting the walls where required by Landlord to Landlord's reasonable satisfaction, all at Tenant's sole cost and expense.

        10.    INDEMNIFICATION.

           10.1 Tenant Indemnification. Tenant shall indemnify and hold Landlord harmless from and against any and all liability and claims of any kind for loss or damage to any person or property arising out of: (a) Tenant's or any Tenant Party's use and occupancy of the Premises or the Building, or any work, activity or thing done, allowed or suffered by Tenant or a Tenant Party in, on or about the Premises or Building; (b) any breach or default by Tenant of any of Tenant's obligations under this Lease; (c) the condition of the Premises or any occurrence on the Premises from any cause whatsoever, or (d) any acts, omissions or negligence of Tenant or a Tenant Party in, on or about the Premises or the Building. At Landlord's request, Tenant shall, at Tenant's expense, and by counsel satisfactory to Landlord, defend Landlord in any action or proceeding arising from any such claim. Tenant shall indemnify Landlord against all costs, attorneys' fees, expert witness fees and any other expenses or liabilities incurred in such action or proceeding. As a material part of the consideration for Landlord's execution of this Lease, Tenant hereby assumes all risk of damage or injury to any person or property in, on or about the Premises from any cause and Tenant hereby waives all claims in respect thereof against Landlord, except in connection with damage or injury resulting solely from the gross negligence or willful misconduct of Landlord or its authorized agents. The term "gross negligence" as used in this Lease shall mean "any action or inaction taken with a reckless disregard for the consequences". Tenant's obligations under this
Section 10.1 shall survive the expiration or sooner termination of this Lease.

           10.2 Landlord Not Liable. Landlord shall not be liable for injury or damage which may be sustained by the person or property of Tenant, a Tenant Party, or any other person in or about the Premises, caused by or resulting from fire, steam, electricity, gas, water or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning, lighting fixtures or mechanical or electrical systems, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Building or from other sources, unless the condition was the sole result of Landlord's gross negligence or willful misconduct. Landlord shall not be liable for any damages arising from any act or omission of any other tenant of the Building or for the acts of persons in, on or about the Premises or Building who are not the authorized agents of Landlord or for losses due to theft, vandalism or like causes. Tenant acknowledges that Landlord may elect in its sole discretion to provide mechanical surveillance or to post security personnel in the Building or on the Real Property, and without notice to Tenant, Landlord may in its sole discretion elect to remove any such mechanical surveillance or security personnel. Landlord shall have no liability in connection with the decision to provide or remove such services, and, to the extent permitted by law, Tenant hereby waives all claims based thereon.

        11.    TENANT'S INSURANCE.

           11.1 Insurance Requirement. Tenant shall procure, at its sole cost and expense, and maintain insurance coverage in accordance with the terms hereof, either as specific policies or within blanket policies. Coverage shall begin on the date Tenant is given access to the Premises for any purpose and shall continue until expiration of the Term, except as otherwise set forth in the Lease. Insurance shall be with insurers licensed to do business in the State of California, and acceptable to Landlord. The insurers must have a current A.M. Best's rating of not less than A:VII, or equivalent (as reasonably determined by Landlord) if the Best's rating system is discontinued. Tenant shall furnish Landlord with original certificates and amendatory endorsements effecting coverage required by this Section 11 before the date Tenant is first given access to the Premises. All certificates and endorsements are to be received and approved by Landlord before any work commences. Landlord reserves the right to inspect and/or copy any insurance policy required to be maintained by Tenant hereunder, or to require complete, certified copies of all required insurance policies, including endorsements effecting the coverage required herein at any time. Tenant shall comply with such requirement within thirty (30) days of demand therefor by Landlord. Tenant shall furnish Landlord with renewal certificates and amendments or a "binder" of any such policy at least twenty
(20) days prior to the expiration thereof. Each insurance policy required herein shall be endorsed to state that coverage shall not be canceled or materially modified, except after thirty (30) days prior written notice to Landlord and Landlord's lender (if such lender's address is provided to Tenant). The Commercial General Liability policy, as hereinafter required, shall contain, or be endorsed to contain, the following provisions: (a) Landlord and any parties designated by Landlord shall be covered as additional insureds as their respective interests may appear; and (b) Tenant's insurance coverage shall be primary insurance as to any insurance carried by the parties designated as additional insureds. Any insurance or self-insurance maintained by Landlord shall be excess of Tenant's insurance and shall not contribute with it.

           11.2 Minimum Scope of Coverage. Insurance coverage required to be covered hereunder by Tenant shall be at least as broad as that set forth in this
Section 11.2; provided, however, if, because of Tenant's use or occupancy of the Premises, Landlord determines, in Landlord's reasonable judgment, that additional insurance coverage or different types of insurance are necessary, then Tenant shall obtain such insurance at Tenant's expense in accordance with the terms of this Section 11.2:

                  (a) Commercial General Liability (ISO occurrence form CG 00
01) which shall cover liability arising from Tenant's use and occupancy of the Premises, its operations therefrom, Tenant's independent contractors, products-completed operations, personal injury and advertising injury, and liability assumed under an insured contract;

                  (b) Workers' Compensation insurance as required by law, and Employers Liability insurance;

                  (c) Commercial Property Insurance (ISO special causes of loss form CP 10 30) against all risk of direct physical loss or damage (including flood, if applicable), earthquake excepted, for: (i) all Leasehold Improvements, and (ii) trade fixtures, merchandise and Tenant's Property from time to time in, on or about the Premises. The proceeds of such property insurance shall be used for the repair or replacement of the property so insured. Upon termination of this Lease following a casualty as set forth herein, the proceeds under clause
(i) above shall be paid to Landlord, and the proceeds under clause (ii) above shall be paid to Tenant; and

                  (d)  Business Interruption and Extra Expense Insurance.

           11.3 Minimum Limits of Insurance. Tenant shall maintain limits not less than:

                  (a) Commercial General Liability: $2,000,000 per occurrence. If the insurance contains a general aggregate limit, either the general aggregate limit shall apply separately to this Lease or the general aggregate limit shall be at least twice the required occurrence limit;

                  (b) Employer's Liability: $1,000,000 per accident for bodily injury or disease;

                  (c) Commercial Property Insurance: 100% replacement cost with no coinsurance penalty provision.

                  (d) Business Interruption and Extra Expense Insurance: In a reasonable amount and comparable to amounts carried by comparable tenants in comparable projects.

           11.4 Deductible and Self-Insured Retention. Any deductible or self-insured retention in excess of $5,000 per occurrence must be declared to and approved by Landlord. At the option of Landlord, either the insurer shall reduce or eliminate such deductible or self-insured retention or Tenant shall provide separate insurance conforming to this requirement.

           11.5 Increases in Insurance Policy Limits. If the coverage limits set forth in this Section 11 are deemed inadequate by Landlord or Landlord's lender, then Tenant shall increase the coverage limits to the amounts reasonably recommended by either Landlord or Landlord's lender. Landlord agrees that any such required increases in coverage limits shall not occur more frequently than once every three (3) years.

           11.6 Waiver of Subrogation. Notwithstanding anything to the contrary contained herein, to the extent of insurance proceeds received with respect to a loss, Landlord and Tenant each hereby waive any right of recovery against the other party and against any other party maintaining a policy of insurance with respect to the Building or any portion thereof or the contents of any of the same, for any loss or damage covered by insurance maintained by such other party with respect to the Building or the Premises or any portion of any thereof or the contents of the same or any operation therein, whether or not such loss is caused by the fault or negligence of such other party. If any policy of insurance relating to the Premises carried by Tenant does not permit the foregoing waiver or if the coverage under any such policy would be invalidated as a result of such waiver, Tenant shall obtain from the insurer under such policy a waiver of all rights of subrogation the insurer might have against Landlord or any other party maintaining a policy of insurance covering the same loss, in connection with any claim, loss or damage covered by such policy.

           11.7 Landlord's Right to Obtain Insurance for Tenant. If Tenant fails to obtain the insurance coverage or fails to provide certificates and endorsements as required by this Lease, Landlord may, at its option, obtain such insurance for Tenant. Tenant shall pay, as Additional Rent, the reasonable cost thereof together with a service charge as determined by Landlord.

        12.    DAMAGE OR DESTRUCTION.

           12.1 Damage. If, during the Term of this Lease, the Premises or the portion of the Building necessary for Tenant's occupancy is damaged by fire or other casualty covered by fire and extended coverage insurance carried by Landlord, Landlord shall promptly repair the damage provided (a) such repairs can, in Landlord's opinion, be completed, under applicable laws and regulations, within one hundred eighty (180) days of the date a permit for such construction is issued by the governing authority, (b) insurance proceeds are available to pay for the entire cost of restoration, and (c) Tenant performs its obligations pursuant to Section 12.4 below. In such event, this Lease shall continue in full force and effect, except that if such damage is not the result of the negligence or willful misconduct of Tenant or a Tenant Party, Tenant shall be entitled to a proportionate reduction of Rent to the extent Tenant's use of the Premises is impaired, commencing with the date of damage and continuing until completion of the repairs required of Landlord under Section 12.4. If the damage is due to the fault or neglect of Tenant or a Tenant Party, and loss of rental income insurance is denied as a result, there shall be no abatement of Rent.

           12.2 Damage During Last Twelve Months of Term. Notwithstanding anything contained in the Lease to the contrary, in the event of partial or total damage or destruction of the Premises during the last twelve (12) months of the Term, either party shall have the option to terminate this Lease upon thirty (30) days prior notice to the other party, provided such notice is served within thirty (30) days after the date of occurrence of such damage or destruction. For purposes of this Section 12.2, "partial damage or destruction" shall mean the damage or destruction of at least thirty-three and one-third percent (33 1/3%) of the Premises, as determined by Landlord in Landlord's reasonable discretion.

           12.3 Repair of Premises in Excess of One Hundred Eighty Days. If in Landlord's opinion, repairs to the Premises or portion of the Building necessary for Tenant's occupancy cannot be completed under applicable laws and regulations within one hundred eighty (180) days of the date a permit for such construction is issued by the governing authority, Landlord may elect, upon notice to Tenant given within thirty (30) days after the date of such fire or other casualty, to repair such damage, in which event this Lease shall continue in full force and effect, but Rent shall be partially abated subject to and as provided in Section
12.1. If Landlord does not so elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty.

           12.4 Tenant Repair. If the Premises are to be repaired under this
Section 12, Landlord shall repair at its cost any injury or damage to the Building. Notwithstanding anything contained herein to the contrary, Landlord shall not be obligated to perform work other than Landlord's Work performed previously pursuant to Section 9.1 above. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of any other Leasehold Improvements and Tenant's Property. Landlord shall not be liable for any loss of business, inconvenience or annoyance arising from any repair or restoration of any portion of the Premises or Building as a result of any damage from fire or other casualty.

           12.5 Express Agreement. This Lease shall be considered an express agreement governing any case of damage to or destruction of the Premises or Building by fire or other casualty, and any present or future law which purports to govern the rights of Landlord and Tenant in such circumstances in the absence of an express agreement shall have no application. Tenant hereby waives the provisions of Section 1932, subdivision 2, and Section 1933, subdivision 4, of the Civil Code of California, or any similar law, statute or ordinance now or thereafter in effect.

        13.    EMINENT DOMAIN.

           13.1 Whole Taking. If the whole of the Building or Premises is lawfully taken by condemnation or in any other manner for any public or quasi-public purpose, this Lease shall terminate as of the date of such taking, and Rent shall be prorated to such date.

           13.2 Partial Taking. If less than the whole of the Building or Premises is so taken, this Lease shall be unaffected by such taking, provided that (a) Tenant shall have the right to terminate this Lease by notice to Landlord given within ninety (90) days after the date of such taking if twenty percent (20%) or more of the Premises is taken and the remaining area of the Premises is not reasonably sufficient for Tenant to continue operation of its business, and (b) Landlord shall have the right to terminate this Lease by notice to Tenant given within ninety (90) days after the date of such taking. If either Landlord or Tenant so elects to terminate this Lease, the Lease shall terminate on the thirtieth (30th) calendar day after a party's receipt of such notice. Rent shall be prorated to the date of termination. If this Lease continues in force upon such partial taking, Base Rent and Tenant's Proportionate Share shall be equitably adjusted.

           13.3 Proceeds. In the event of any taking, partial or whole, all of the proceeds of any award, judgment or settlement payable by the condemning authority shall be the exclusive property of Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any award, judgment or settlement from the condemning authority; provided, however, that Tenant shall have the right, to the extent that Landlord's award is not reduced or prejudiced, to claim from the condemning authority (but not from Landlord) such compensation as may be recoverable by Tenant in its own right for relocation expenses and damage to Tenant's Property and damage to Leasehold Improvements installed at the sole expense of Tenant.

           13.4 Landlord's Restoration. In the event of a partial taking of the Premises which does not result in a termination of this Lease, Landlord shall restore the remaining portion of the Premises as nearly as practicable to its condition prior to the condemnation or taking; provided however, Landlord shall not be obligated to perform work other than Landlord's Work performed previously pursuant to Section 9.1 above. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of Tenant's Property and any other Leasehold Improvements.

        14. ASSIGNMENT AND SUBLETTING. No assignment of this Lease by Tenant or sublease of all or any part of the Premises shall be permitted, except as provided in this Section 14.

           14.1   No Assignment or Subletting.

               14.1.1 Tenant shall not hypothecate or encumber this Lease or any interest herein without the prior written consent of Landlord, which may be granted or denied in Landlord's absolute discretion. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld by Landlord, transfer or assign this Lease or any interest herein, sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant. This Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant by operation of law without the consent of Landlord, which consent shall not be unreasonably withheld. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, terminate this Lease. In connection with each consent requested by Tenant, Tenant shall submit to Landlord the terms of the proposed transaction (including calculation of the "Transfer Consideration" described in Section 14.5 below), the proposed effective date of the transfer (which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after Tenant's request for consent), the identity of the parties to the transaction, current financial statements of the proposed assignee or sublessee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed assignee or sublessee and any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed assignee or sublessee and the nature of such assignee's or sublessee's business, the proposed documentation for the transaction, and all other information reasonably requested by Landlord concerning the proposed transaction and the parties involved.

               14.1.2 If the Tenant is a privately held corporation, or is an unincorporated association or partnership or limited liability company, or any other entity, the transfer, assignment, or hypothecation of any stock or interest in such corporation, association, partnership or other entity in excess of twenty-five percent (25%) in the aggregate from the ownership existing as of the date of this Lease shall be deemed an assignment or transfer within the meaning and provisions of this Section 14. If Tenant is a publicly held corporation, the public trading of stock in Tenant shall not be deemed an assignment or transfer within the meaning of this Section 14.1.2.

           14.2 Landlord's Consent. Without limiting the other instances in which it may be reasonable for Landlord to withhold its consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold its consent in the following instances:

                  (a) if at the time consent is requested, or at any time prior to the granting of consent, Tenant is in default under this Lease or would be in default under this Lease but for the pendency of any grace or cure period under
Section 15.1 below;

                  (b) if the proposed assignee or sublessee is a governmental agency;

                  (c) if, in Landlord's reasonable judgment, the use of the Premises by the proposed assignee or sublessee would not be comparable to the type or character of office use by other tenants in the Building, would entail any alterations which would lessen the value of the leasehold improvements in the Premises, or would conflict with any so-called "exclusive" or percentage lease then in favor of another tenant of the Building;

                  (d) if, in Landlord's reasonable judgment, the financial worth of the proposed assignee or sublessee does not meet the credit standards applied by Landlord for other tenants under leases with comparable terms, or the character, reputation, or business of the proposed assignee or sublessee is not consistent with the quality of the other tenants in the Building;

                  (e) in Landlord's reasonable judgment, the proposed assignee or subtenant does not have a good reputation as a tenant of property, or if Landlord has experienced previous defaults by or is in litigation with the proposed assignee or subtenant

                  (f) if in case of subletting, such subletting is of less than the entire Premises;

                  (g) if the proposed assignee or sublessee is an existing tenant of the Building;

                  (h) whether the proposed assignee's or sublessee's use of the Premises will include the use of Hazardous Material, or will in any way increase any risk to Landlord relating to Hazardous Material; and

                  (i) the proposed assignment or sublease fails to include all of the terms and provisions required to be included therein pursuant to this
Section 14.

           14.3 If, at any time during the Term of this Lease, Tenant desires to assign its interest in this Lease or sublet all or any part of the Premises, Tenant shall give notice to Landlord setting forth the terms of the proposed assignment or subletting ("Tenant's Notice"). Landlord shall have the option, exercisable by notice given to Tenant within thirty (30) days after Tenant's Notice is given ("Landlord's Option Period"), either (a) to consent to the assignment, in which event the provisions of Section 14.5 below shall be applicable, or to consent to the subletting in which event the provisions of
Section 14.6 below shall be applicable; (b) in the event of a proposed assignment, to terminate this Lease and to retake possession of the Premises;
(c) in the event of a proposed subletting of the entire Premises, or a portion of the Premises for all or substantially all of the remainder of the term, to terminate this Lease with respect to, and to retake possession of, the space in question, together with, if only a portion of the Premises is involved, such rights of access to and from such portion as may be reasonably required for its use and enjoyment; or (d) to disapprove the proposed assignment or subletting.

           14.4 No sublessee shall have a right further to sublet without Landlord's prior consent, which Tenant acknowledges may be withheld in Landlord's absolute discretion, and any assignment by a sublessee of its sublease shall be subject to Landlord's prior consent in the same manner as if Tenant were entering into a new sublease. No sublease, once consented to by Landlord, shall be modified or terminated by Tenant without Landlord's prior consent, which consent shall not be unreasonably withheld.

           14.5 In the case of an assignment other than to a Permitted Transferee (as defined in Section 14.10 below), seventy-five percent (75%) of any sums above the rate paid by Tenant, or any other Transfer Consideration

(defined below) received by Tenant as a result of such assignment, shall be paid to Landlord. "Transfer Consideration" shall mean all monies, property and other consideration of every kind whatsoever paid or payable to Tenant for the assignment or subletting, and for all property transferred as all or part of the consideration including, without limitation, fixtures and other Tenant improvements, but excluding Tenant's Property. For purposes of this Section 14 only, the term "Tenant's Property" shall be deemed to include goodwill and any other intangible personal property associated with Tenant's business, but in no event shall it be deemed to include Tenant's interest under this Lease.

           14.6 In the case of a subletting other than to a Permitted Transferee, seventy-five percent (75%) of any sums or any other Transfer Consideration received by Tenant as a result of such subletting shall be paid to Landlord after first deducting (a) the rental due hereunder, prorated to reflect only rental allocable to the sublet portion of the Premises.

           14.7 Regardless of Landlord's consent and regardless of whether Landlord's consent is required pursuant to the terms hereof, no subletting or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rental and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto, and such action shall not relieve Tenant of liability under this Lease.

           14.8 In the event Tenant shall assign this Lease or sublet the Premises or request the consent of Landlord to any assignment, subletting, hypothecation or other action requiring Landlord's consent hereunder, the Tenant shall pay Landlord's reasonable and standard processing fee (which currently is Seven Hundred Fifty Dollars ($750.00)) in each instance and Landlord's reasonable attorneys' fees and costs incurred in connection therewith. In no event shall any of these costs be reimbursable to Tenant.

           14.9 Notwithstanding anything to the contrary contained herein, any and all unexercised options to extend or renew the term of the Lease or to expand the Premises and any and all rights of first refusal and similar rights are intended by both Landlord and Tenant to be personal to the original Tenant and are not intended to benefit any assignee or sublessee hereunder. Upon any assignment or subletting of the Premises or any portion thereof, any such options or rights shall automatically and without any further action by Landlord terminate and be of no further force and effect.

           14.10 The provisions of Sections 14.1 and 14.3 above notwithstanding, no consent by Landlord shall be required for an assignment or sublease by Tenant to a Tenant Affiliate or Tenant Successor (a "Permitted Transfer" to a "Permitted Transferee"), provided, that, any such assignment or subletting to a Tenant Affiliate or Tenant Successor shall be subject to the following conditions:

                  (a) Tenant shall furnish Landlord written notice of the assignment or subletting, the identity of the assignee or sublessee, and current financial statements of the proposed assignee or sublessee certified by an officer, partner or owner thereof at least thirty (30) days prior to the effective date of such assignment or subletting;

                  (b) Tenant shall furnish Landlord with a fully-executed copy of the sublease or assignment instrument, if any, and, with respect to any and all assignments (whether to an Tenant Affiliate or a Tenant Successor), Tenant shall furnish Landlord with a fully-executed copy of an instrument in writing, in form and substance satisfactory to Landlord, pursuant to which the assignee assumes all of the obligations and liabilities accruing from and after such assignment and imposed upon Tenant herein or arising hereunder;

                  (c) at the time of the proposed assignment or subletting, Tenant shall not be in default under this Lease or would be in default under this Lease but for the pendency of any grace or cure period under Section 15.1 below.

           In no event shall a subletting or assignment to a Permitted Transferee release or relieve Tenant of any of its obligations under this Lease. For purposes hereof, (i) "Tenant Affiliate" shall mean any corporation, partnership or other entity which controls, is controlled by or is under common control with Tenant; (ii) "Tenant Successor" shall mean any entity which results from a merger or consolidation or any other non-bankruptcy reorganization with Tenant or any entity which acquires all or substantially all of the stock of Tenant, provided that such entity must have a tangible net worth of at least one hundred fifty percent (150%) of the tangible net worth of Tenant at the time of such assignment; and (iii) "control" in this context shall mean the right directly or indirectly to exercise in excess of fifty percent (50%) of the voting or governing power of an entity.

        15.    DEFAULT.

           15.1 Tenant's Default. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant.

               15.1.1 If Tenant abandons or vacates the Premises.

               15.1.2 If Tenant fails to pay any Rent or Additional Rent or any other charges required to be paid by Tenant under this Lease and such failure continues for a period of five (5) days after such payment was due; provided, however, that the obligation of Tenant to pay late charges or interest pursuant to Section 4 above shall be calculated and commence as of the due date for such Rent or Additional Rent or other charges and not on the expiration of such five
(5) day period.

               15.1.3 If Tenant fails to promptly and fully perform any other covenant, condition or agreement contained in this Lease and such failure continues for thirty (30) days after notice thereof from Landlord to Tenant, or, if such default cannot reasonably be cured within thirty (30) days, if Tenant fails to commence to cure within fifteen (15) days after notice thereof from Landlord and thereafter diligently proceeds to rectify and cure such default in as expeditious a manner as is reasonably possible.

               15.1.4 Tenant's failure to provide any document, instrument or assurance as required under this Lease if the failure continues for three (3) days after receipt of notice from Landlord to Tenant.

               15.1.5 Any Sublease or Assignment that is not in compliance with
Section 14 of this Lease.

               15.1.6 Tenant's failure to reinstate the Security Deposit or increase the Security Deposit in compliance with Section 5 of this Lease.

               15.1.7 To the extent provided by law:

                      15.1.7.1 If a writ of attachment or execution is levied on this Lease or on substantially all of Tenant's Property; or

                      15.1.7.2 If Tenant makes a general assignment for the benefit of creditors; or

                      15.1.7.3 If Tenant files a voluntary petition for relief or if a petition against Tenant in a proceeding under the federal bankruptcy laws or other insolvency laws is filed and not withdrawn or dismissed within sixty (60) days thereafter, or if under the provisions of any law providing for reorganization or winding up of business entities, any court of competent jurisdiction assumes jurisdiction, custody or control of Tenant or any substantial part of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed or unterminated for a period of sixty
(60) days; or

                      15.1.7.4 If in any proceeding or action in which Tenant is a party, a trustee, receiver, agent or custodian is appointed to take charge of the Premises or Tenant's Property (or has the authority to do so); or

                      15.1.7.5 If Tenant is a partnership or consists of more than one (1) person or entity, if any partner of the partnership or other person or entity is involved in any of the acts or events described in this Section 15.1.7.

                      15.1.7.6 If Tenant's Guarantor, if any, is involved in any of the acts or events described in this Section 15.1.7.

           15.2 Landlord Remedies. Upon the occurrence of a default by Tenant which is not cured by Tenant within the applicable grace period, if any, specified in Section 15.1 above, Landlord shall have the following rights and remedies in addition to all other rights or remedies available to Landlord at law or in equity:

                  (a) The rights and remedies provided by California Civil Code
Section 1951.2, including, but not limited to, the right to terminate Tenant's right to possession of the Premises and to recover the worth at the time of award of the amount by which the unpaid Base Rent and Additional Rent for the balance of the Term after the time of award exceeds the amount of rental loss for the same period that the Tenant proves could be reasonably avoided, as computed pursuant to subsection (b) of said Section 1951.2.

                  (b) The rights and remedies provided by California Civil Code
Section 1951.4 ("Landlord may continue lease in effect after Tenant's breach and abandonment and recover rent as it becomes due, if Tenant has right to sublet or assign, subject only to reasonable limitations"), which allows Landlord to continue this Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, for so long as Landlord does not terminate Tenant's right to possession; acts of maintenance or preservation, efforts to relet the Premises or the appointment of a receiver upon Landlord's initiative to protect its interest under this Lease shall not constitute a termination of Tenant's right to possession. If Landlord exercises its rights under California Civil Code Section 1951.4, Landlord as attorney-in-fact for Tenant may from time to time sublet the Premises or any part thereof for such term or terms (which may extend beyond the Term) and at such rent and upon such other terms as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. Upon each such subletting, Tenant shall be immediately liable for payment to Landlord of, in addition to Base Rent and Additional Rent due hereunder, the cost of such subletting and such alterations and repairs incurred by Landlord and the amount, if any, by which the Base Rent and Additional Rent owing hereunder for the period of such subletting (to the extent such period does not exceed the Term) exceeds the amount to be paid as Base Rent and Additional Rent for the Premises for such period pursuant to such subletting. For all purposes set forth in this subsection (b), Landlord is hereby irrevocably appointed attorney-in-fact for Tenant, with power of substitution. No taking possession of the Premises by Landlord as attorney-in-fact for Tenant shall be construed as an election on Landlord's part to terminate this Lease or Tenant's right to possession unless a written notice of such intention is given to Tenant. No action taken by Landlord pursuant to this subsection (b) shall be deemed a waiver of any default by Tenant and, notwithstanding any such subletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous default.

                  (c) The right to have a receiver appointed for Tenant upon application by Landlord to take possession of the Premises and to apply any rental collected from the Premises and to exercise all other rights and remedies granted to Landlord as attorney-in-fact for Tenant pursuant to subsection (b) above.

           15.3 Landlord's Right to Cure Tenant's Default. If Tenant defaults in the performance of any of its obligations under this Lease and Tenant has not timely cured the default after notice, Landlord may (but shall not be obligated to), without waiving such default, perform the same for the account and at the expense of Tenant. Tenant shall pay Landlord as Additional Rent all costs of such performance immediately upon written demand therefor, and if paid at a later date these costs shall bear interest at the maximum rate permitted by law to be charged by an individual.

           15.4 Mortgagee Protection. Tenant agrees to send by certified or registered mail to any first mortgagee or first deed of trust beneficiary of Landlord whose address has been furnished to Tenant, a copy of any notice of default served by Tenant on Landlord. If Landlord fails to cure such default within the time provided for in this Lease, then such mortgagee or beneficiary shall have such additional time to cure the default as is reasonably necessary under the circumstances.

        16. WAIVER. No delay or omission in the exercise of any right or remedy of either party hereunder upon any default by the other party hereto shall impair such right or remedy or be construed as a waiver of such default. Any waiver by either party hereunder of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of this Lease. The receipt and acceptance by Landlord of delinquent Rent shall not constitute a waiver of any other default: it shall constitute only a waiver of timely payment


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

for the particular Rent payment involved (excluding the collection of a late charge or interest). No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Only written acknowledgement from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of this Lease. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

        17.    SUBORDINATION NONDISTURBANCE AND ATTORNMENT.

           17.1 Without the necessity of any additional document, this Lease shall be subject and subordinate at all times to: (a) all reciprocal easement agreements and all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building or the Real Property or both, and
(b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Building, Real Property, ground leases or underlying leases, or Landlord's interest or estate in any of said items, is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated to this Lease any of the items referred to in clause (a) or (b) above. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant, provided its rights to the Premises shall not be disturbed, shall, notwithstanding any subordination, attorn to and become the tenant of the successor in interest to Landlord, at the option of such successor in interest. Tenant expressly waives the effect of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate the Lease if any foreclosure proceeding or sale occurs. The provisions of this
Section 17 shall be self-operative and no further instrument shall be required; provided, however, Tenant covenants and agrees if requested to execute and deliver an attornment agreement, in a form customarily used by the applicable lienholder, and any other additional documents evidencing the priority or subordination of this Lease with respect to ground leases, underlying leases, reciprocal easement agreements or similar documents or instruments, or the lien of any such mortgage or deed of trust.

           17.2 Landlord's title is and always shall be paramount to the title of the Tenant and nothing contained in this Lease shall empower the Tenant to do any act which can, shall or may encumber the title of the Landlord.

        18.    TENANT ESTOPPEL CERTIFICATES.

           18.1 Landlord Request for Estoppel Certificate. Within ten (10) days after written request from Landlord, Tenant shall execute and deliver to Landlord or Landlord's designee, in the form requested by Landlord, a written statement certifying, among other things, (a) that this Lease is unmodified and in full force and effect, or that it is in full force and effect as modified and stating the modifications; (b) the amount of Base Rent and the date to which Base Rent and Additional Rent have been paid in advance; (c) the amount of any security deposited with Landlord; (d) that Landlord is not in default hereunder or, if Landlord is claimed to be in default, stating the nature of any claimed default; and (e) such other matters as Landlord may reasonably request. Any such statement may be conclusively relied upon by a prospective purchaser, assignee or encumbrancer of the Premises.

           18.2 Failure to Execute. Tenant's failure to execute and deliver such statement within the time required shall be a default under this Lease and shall also be conclusive upon Tenant that: (a) this Lease is in full force and effect and has not been modified except as represented by Landlord; (b) there are no uncured defaults in Landlord's performance and that Tenant has no right of offset, counter-claim or deduction against Rent; and (c) not more than one month's Rent has been paid in advance.

        19. NOTICE. Any notice hereunder shall be in writing and shall be deemed duly served or given if personally delivered, or sent by certified or registered U.S. Mail, postage prepaid with a return receipt requested, or sent by overnight courier service that guarantees next day delivery, fee prepaid with a return receipt requested, or by facsimile with a confirmation receipt (and a copy sent by a commercial overnight courier that guarantees next day delivery), as follows: (a) if to Landlord, to Landlord's Address for Notice with a copy to the Building manager, and (b) if to Tenant, to Tenant's Address for Notice; provided, however, notices to Tenant shall be deemed duly served or given if delivered or sent to Tenant at the Premises. Landlord and Tenant may from time to time by notice to the other designate another place for receipt of future notice. Notwithstanding anything contained herein to the contrary, when an applicable state statute requires service of notice in a particular manner, service of that notice in accordance with those particular requirements shall replace rather than supplement any notice requirement set forth in this Lease.

        20. TRANSFER OF LANDLORD'S INTEREST. In the event of any sale or transfer by Landlord of the Premises or Building, and assignment of this Lease by Landlord, Landlord shall be and is hereby entirely freed and relieved of any and all liability and obligations contained in or derived from this Lease arising out of any act, occurrence or omission relating to the Premises, Building, or Lease occurring after the consummation of such sale or transfer, provided the purchaser shall expressly assume all of the covenants and obligations of Landlord under this Lease. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee provided all of Landlord's obligations hereunder are assumed by such transferee. If any security deposit or prepaid Rent has been paid by Tenant, Landlord shall transfer the security deposit and prepaid Rent to Landlord's successor, and upon such transfer, Landlord shall be relieved of any and all further liability with respect thereto.

        21.    SURRENDER OF PREMISES.

           21.1 Clean and Same Condition. Upon the Expiration Date or earlier termination of this Lease, Tenant shall peaceably surrender the Premises to Landlord clean and in the same condition as when received, except for reasonable wear and tear, loss by fire or other casualty, and loss by condemnation. Tenant shall remove Tenant's Property no later than the Expiration Date. If Tenant is required by Landlord to remove any Leasehold Improvements under Section 9.5 above, Tenant shall complete such removal no later than the Expiration Date. Any damage to the Premises, including, without limitation, any structural damage, resulting from removal of any Leasehold Improvements and/or from Tenant's use or from the removal of Tenant's Property pursuant to Section 9.6 above shall be repaired (in accordance with Landlord's reasonable direction) no later than the Expiration Date by Tenant at Tenant's sole cost and expense. On the Expiration Date, Tenant shall surrender all keys to the Premises.

           21.2 Property Abandoned. If Tenant abandons or surrenders the Premises, or is dispossessed by process of law or otherwise, any of Tenant's Property left on the Premises shall be deemed to be abandoned, and, at Landlord's option, title shall pass to Landlord under this Lease as by a bill of sale. If Landlord elects to remove all or any part of such Tenant's Property, the cost of removal, including repairing any damage to the Premises or Building caused by such removal, shall be paid by Tenant.

        22.    HOLDING OVER.

           22.1 Holding Over with Landlord's Permission. Tenant shall not occupy the Premises after the Expiration Date without Landlord's prior written consent. If after expiration of the Term, Tenant remains in possession of the Premises with Landlord's permission, Tenant shall become a tenant from month-to-month only upon all the provisions of this Lease (except as to the Term and Base
Rent). Monthly Installments of Base Rent payable by Tenant during this period shall be increased to one hundred fifty percent (150%) of the Monthly Installments of Base Rent payable by Tenant in the final month of the Term. The tenancy may be terminated by either party by delivering a thirty (30) day notice to the other party. Nothing contained in this Section 22.1 shall be construed to limit or constitute a waiver of any other rights or remedies available to Landlord pursuant to this Lease or at law or in equity.

           22.2 Holding Over without Landlord's Permission. Any holding over after the expiration of the Term without Landlord's prior written consent shall:
(a) constitute a default by Tenant under this Lease without notice or cure period; (b) automatically increase the Monthly Installments of Base Rent to two hundred percent (200%) of the then prevailing monthly rental payable by Tenant at the expiration of the Term of this Lease; and (iii) entitle Landlord to exercise any or all of its remedies as provided in this Lease or at law or in equity, notwithstanding that Landlord may elect to accept one or more payments of Rent and/or any Additional Rent from Tenant. Tenant agrees to indemnify Landlord and any replacement tenant against and save Landlord and any replacement tenant harmless from any and all loss, cost, liability, damage and expense, including, without limitation, reasonable attorneys' fees and costs, incurred in connection with or arising from Tenant's failure to timely vacate the Premises pursuant to the terms and conditions of this Lease.

        23. RULES AND REGULATIONS. Tenant agrees to comply with (and cause Tenant Parties to comply with) the rules and regulations attached hereto as Exhibit "E" and with such reasonable modifications thereof and additions thereto as Landlord may from time to time make. Landlord agrees to enforce the rules and


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

regulations in a non-discriminatory manner. Landlord shall not be liable, however, for any violation of said rules and regulations by other tenants or occupants of the Building.

        24. CERTAIN RIGHTS RESERVED BY LANDLORD. Landlord reserves the following rights, exercisable without liability to Tenant for damage or injury to property, person or business; which acts shall not be deemed to constitute either an actual or constructive eviction of Tenant from the Premises or to be deemed to have disturbed Tenant's use or possession of the Premises:

               (a) Name. To name the Building and to change the name or street address of the Building.

               (b) Signage. To install and maintain all signs on the exterior and interior of the Building.

               (c) Access. To have pass keys to the Premises and all doors within the Premises, excluding Tenant's files, vaults and safes.

               (d) Physical Changes. To make alterations, additions, repairs or improvements to or in or to decrease the size or area of all or any part of the Building, the fixtures and equipment therein and the arcades, plazas and walkways outside the Building, including, without limitation, the HVAC, plumbing, electrical, fire protection, life safety, security and other mechanical, electrical and communications systems of the Building, the Common Area and all other parts of the Building, and to change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets and other public parts of the Building.

               (e) Inspection. At any time during the Term, and on prior telephonic notice to Tenant, to inspect the Premises, and to show the Premises to any person having an existing or prospective interest in the Building or Landlord, and during the last twelve (12) months of the Term, to show the Premises to prospective tenants thereof.

               (f) Entry. To enter the Premises for the purpose of making inspections, repairs, alterations, additions or improvements to the Premises or the Building (including, without limitation, checking, calibrating, adjusting or balancing controls and other parts of the HVAC), and to take all steps as may be necessary or desirable for the safety, protection, maintenance or preservation of the Premises or the Building or Landlord's interest therein, or as may be necessary or desirable for the operation or improvement of the Building or in order to comply with laws, orders or requirements of governmental or other authority. Landlord shall give Tenant prior notice of its intent to enter the Premises and agrees to use commercially reasonable efforts (except in an emergency) to minimize interference with Tenant's business in the Premises in the course of any such entry.

               (g) Common Area Regulation. To exclusively regulate and control use of the public or Common Area of the Building or Real Property.

        25. ADVERTISEMENTS AND SIGNS. Tenant shall not have the right to place, construct, or maintain on or about the Premises, the Building of which the Premises are a part, or the Common Areas, or other locations of the Real Property, or in any interior portions of the Premises or Building that may be visible from the exterior of the Building, signs, names, insignia, exterior lights, decorations, balloons, flags, pennants, banners, or painting or any other similar item including without limitation, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises or the Building (collectively, "Signs"), without Landlord's prior written consent, which consent may be withheld in Landlord's sole discretion. Tenant shall comply, at its sole cost and expense, with any and all laws, statutes, ordinances and governmental rules, regulations or requirements applicable to such signage. Tenant shall have the obligation to remove all Signs prior to the expiration of the Term of this Lease. Landlord shall have the right to remove any Signs or other matter installed without Landlord's permission, without being liable to Tenant by reason of such removal, and to charge the cost of removal to Tenant as Additional Rent hereunder, payable within ten (10) days of written demand by Landlord.

        26. RELOCATION OF PREMISES. Landlord shall have the right to relocate the Premises to another part of the Building at any time after the execution and delivery of the Lease upon at least thirty (30) days prior notice to Tenant. The new premises shall be similar in size to the Premises described in this Lease and shall be leased to Tenant on the same terms and conditions as provided in the Lease, except that if the new premises contains less square footage, then there shall be a proportionate adjustment in Rent and if it contains more square footage there shall be no adjustment in Rent. Landlord shall pay reasonable and customary expenses incurred moving

Tenant's Property to the new premises. Upon completion of such relocation, the new premises shall be the Premises for all purposes under the Lease and the parties shall immediately execute an amendment to this Lease setting forth the relocation of the Premises and the modification of Rent, if any.

        27. FORCE MAJEURE. Any prevention, delay or stoppage of work to be performed by Landlord or Tenant which is due to strikes, labor disputes, inability to obtain labor, materials, equipment or reasonable substitutes therefor, acts of God, governmental restrictions or regulations or controls, judicial orders, enemy or hostile government actions, civil commotion, fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform hereunder (except with respect to Tenant's inability to satisfy any of its monetary obligations hereunder), shall excuse performance of the work by that party for a period equal to the duration of that prevention, delay or stoppage. No such inability or delay by Landlord shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Base Rent or Additional Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience, annoyance, interruption, injury or loss to or interference with Tenant's business or use and occupancy or quiet enjoyment of the Premises or any loss or damage occasioned thereby. Tenant hereby waives and releases any right to terminate this Lease under Section 1932(1) of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect.

        28. BROKERAGE FEES. Tenant warrants and represents that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation except the Listing and Leasing Agent(s) set forth in Section 1.19 of this Lease. Tenant shall indemnify, defend and hold Landlord harmless from any cost, expense or liability (including costs of suit and reasonable attorneys' fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Lease or its negotiation by reason of any act of Tenant.

        29. QUIET ENJOYMENT. Tenant, upon payment of Rent and performance of all of its obligations under this Lease, shall peaceably, quietly and exclusively enjoy possession of the Premises without unwarranted interference by Landlord or anyone acting or claiming through Landlord, subject to the terms of this Lease and to any mortgage, lease, or other agreement to which this Lease may be subordinate.

        30.    PARKING.

           30.1   Maintenance of Parking.  NOT USED

           30.2 Tenant's Parking. Tenant may park in the public garage on Salvio Street, which is currently free of charge.

        31.    MISCELLANEOUS.

           31.1 Landlord's Liability. The term "Landlord," as used in this Lease, shall mean only the owner or owners of the Building at the time in question. Tenant acknowledges and agrees that the liability of Landlord with respect to its obligations under this Lease, or arising in connection with the ownership, operation, management, leasing, repair, renovation, alteration or any other matter relating to the Building or the Premises, is limited to Landlord's interest in the Building, and Tenant agrees to look solely to Landlord's interest in the Building to satisfy any claim or judgment against or any liability or obligation of Landlord to Tenant under this Lease. In no event shall any partner, officer, director, employee, trustee, beneficiary, advisor, investment manager, manager, agent, member, advisor, or shareholder of Landlord have any personal liability to Tenant with respect to any liability or obligation of Landlord to Tenant, and no recourse shall be had by Tenant against any such parties or the assets of any such parties to satisfy any claim or judgment of Tenant for Landlord's breach of any of its obligations under this Lease.

           31.2 Accord and Satisfaction; Allocation of Payments. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent provided for in this Lease shall be deemed to be other than on account of the earliest due Rent, nor shall any endorsement or statement on any check or letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of the Rent or pursue any other remedy provided for in this

Lease. In connection with the foregoing, Landlord shall have the absolute right in its sole discretion to apply any payment received from Tenant to any account or other payment of Tenant then not current and due or delinquent.

           31.3 Attorneys' Fees. In the event that either Landlord or Tenant fails to perform any of its obligations under this Lease or in the event a dispute arises concerning the meaning or interpretation of any provision of this Lease, the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable counsel fees and disbursements. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Lease shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Lease and to survive and not be merged into any such judgment.

           31.4 Captions and Section Numbers. The captions appearing in the body of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease. All references to Section numbers refer to Sections in this Lease.

           31.5 Changes Requested by Lender. Tenant shall not unreasonably withhold its consent to changes or amendments to this Lease requested by the lender on Landlord's interest, so long as such changes do not alter the basic business terms of this Lease or otherwise materially diminish any rights or materially increase any obligations of Tenant under this Lease.

           31.6 Choice of Law. This Lease shall be construed and enforced in accordance with the laws of the State of California.

           31.7 Consent. Notwithstanding anything contained in this Lease to the contrary, Tenant shall have no claim, and hereby waives the right to any claim against Landlord for money damages, by reason of any refusal, withholding or delaying by Landlord of any consent, approval or statement of satisfaction, and, in such event, Tenant's only remedies therefor shall be an action for specific performance, injunction or declaratory judgment to enforce any right to such consent, approval or statement of satisfaction.

           31.8 Authority. If Tenant is not an individual signing on his or her own behalf, then each individual signing this Lease on behalf of such business entity that constitutes Tenant represents and warrants that the individual is duly authorized to execute and deliver this Lease on behalf of the business entity, and that this Lease is binding on Tenant in accordance with its terms. Tenant shall, at Landlord's request, deliver a certified copy of a resolution of its board of directors, if Tenant is a corporation, or other memorandum of resolution if Tenant is a limited partnership, general partnership or limited liability entity, authorizing such execution.

           31.9 Waiver of Right to Jury Trial. THE RESPECTIVE PARTIES HERETO SHALL AND THEY HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER UNDER THIS LEASE. IF LANDLORD COMMENCES ANY SUMMARY PROCEEDING AGAINST TENANT, TENANT WILL NOT INTERPOSE ANY COUNTERCLAIM OF WHATEVER NATURE OR DESCRIPTION IN ANY SUCH PROCEEDING (UNLESS FAILURE TO IMPOSE SUCH COUNTERCLAIM WOULD PRECLUDE TENANT FROM ASSERTING IN A SEPARATE ACTION THE CLAIM WHICH IS THE SUBJECT OF SUCH COUNTERCLAIM), AND WILL NOT SEEK TO CONSOLIDATE SUCH PROCEEDING WITH ANY OTHER ACTION WHICH MAY HAVE BEEN OR WILL BE BROUGHT IN ANY OTHER COURT BY TENANT.

           31.10 Counterparts. This Lease may be executed in multiple counterparts, all of which shall constitute one and the same Lease.

           31.11 Execution of Lease; No Option. The submission of this Lease to Tenant shall be for examination purposes only and does not and shall not constitute a reservation of or option for Tenant to lease, or otherwise create any interest of Tenant in the Premises or any other premises within the Building. Execution of this Lease by Tenant and its return to Landlord shall not be binding on Landlord, notwithstanding any time interval, until Landlord has in fact signed and delivered this Lease to Tenant.

           31.12 Furnishing of Financial Statements; Tenant's Representations. In order to induce Landlord to enter into this Lease, Tenant agrees that it shall promptly furnish Landlord, from time to time, upon Landlord's written request, financial statements reflecting Tenant's current financial condition. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all respects.

           31.13 Further Assurances. The parties agree to promptly sign all documents reasonably requested to give effect to the provisions of this Lease.

           31.14 Prior Agreements; Amendments. This Lease and the exhibits and addenda attached, if any, form a part of this Lease and set forth all the covenants, promises, assurances, agreements, representations, conditions, warranties, statements, and understandings ("Representations") between Landlord and Tenant concerning the Premises and the Building, and there are no Representations, either oral or written, between them other than those in this Lease. This Lease supersedes and revokes all previous negotiations, arrangements, letters of intent, offers to lease, lease proposals, brochures, representations, and information conveyed, whether oral or in writing, between the parties hereto or their respective representatives or any other person purporting to represent Landlord or Tenant. Tenant acknowledges that it has not been induced to enter into this Lease by any Representations not set forth in this Lease, and that it has not relied on any such Representations. Tenant further acknowledges that no such Representations shall be used in the interpretation or construction of this Lease, and that Landlord shall have no liability for any consequences arising as a result of any such Representations. Except as otherwise provided herein, no subsequent alteration, amendment, change, or addition to this Lease shall be binding upon Landlord or Tenant unless it is in writing and signed by each party.

           31.15 Recording. Tenant shall not record this Lease without the prior written consent of Landlord in its sole discretion. Tenant, upon the request of Landlord, shall execute and acknowledge a short form memorandum of this Lease for recording purposes.

           31.16 Severability. A final determination by a court of competent jurisdiction that any provision of this Lease is invalid shall not affect the validity of any other provision, and any provision so determined to be invalid shall, to the extent possible, be construed to accomplish its intended effect.

           31.17 Successors and Assigns. Subject to the terms and conditions of
Section 14 above, this Lease shall apply to and bind the heirs, personal representatives, and successors and assigns of the parties.

           31.18  Time Is of the Essence.  Time is of the essence of this Lease.

           31.19 Multiple Parties. Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Landlord or Tenant, the obligations of such multiple parties shall be the joint and several responsibility of all persons or entities named herein as such Landlord or Tenant.

        32 ADDENDA

               32.1 Option to Renew. Tenant shall have two (2) two (2) year options to renew all space then under lease by Tenant, upon first providing Landlord with one hundred eighty (180) days' notice prior to the expiration date. The annual base rent for the option term shall be the base rent then being quoted by Landlord for comparable space in the Building as of the date of the commencement of such option term, but in no event shall the annual base rent be less than the Annual Base Rent, plus escalations, paid by Tenant at the expiration of the then current Lease Term. The rights granted to Tenant hereunder are personal to Tenant and may only be exercised by Tenant when Tenant is in possession of the entire Premises.

        IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first set forth above.


                                    LANDLORD:

                                    SALVIO PACHECO SQUARE, LLC,
                                    a California limited liability company

                                    By:JCM Partners, LLC,
                                       a Delaware limited liability company,
                                       its sole member


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------
                                    Date:                                , 2001
                                         --------------------------------







                                   TENANT:

                                   JCM Partners, LLC,
                                   A Delaware limited liability company

                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------
                                    Date:                                , 2001
                                         --------------------------------

                                    EXHIBIT A

                             FLOOR PLAN OF PREMISES

                                    EXHIBIT B

                       LEGAL DESCRIPTION OF REAL PROPERTY


The land is situated in the City of Concord, County of Contra Costa, State of California, and is described as follows:

Parcel A, as shown on that certain map of Subdivision M.S.C. 14-82, filed September 15, 1982 in Book 102 of Parcel Maps, at page 45, Contra Costa County records.

                                    EXHIBIT C

                         COMMENCEMENT OF TERM AGREEMENT

Date         March 1, 2001

Tenant       JCM Partners, LLC
Address      2151 Salvio Street, Suite 325
             Concord, CA 94520


Re: Commencement Letter with respect to that certain Office Lease dated as of the 20th day of February 2001, by and between SALVIO PACHECO SQUARE, LLC, a California limited liability company, as Landlord, and JCM Partners, a Delaware limited liability company as Tenant, for 7,533 rentable square feet on the third (3rd) floor of the Building located at 2151 Salvio Street, Concord, California.

Dear JCM Partners, LLC:

In accordance with the terms and conditions of the above referenced Lease, Tenant accepts possession of the Premises and agrees:

1.      The Commencement Date of the Lease is March 1, 2001;

2.      The Rent Commencement Date of the Lease March 1, 2001;

3.      The Termination Date of the Lease is February 28, 2006.

Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all 3 counterparts of this Commencement Letter in the space provided and returning 2 fully executed counterparts to my attention.

Sincerely,

Cor Stam
Project Manager

Agreed and Accepted:

Tenant:    JCM Partners, LLC,
                            -
           a Delaware limited liability company

           By:
              ----------------------------------

           Name:
                --------------------------------

           Title:
                 -------------------------------

           Date:
                --------------------------------

                                    EXHIBIT D

                         TENANT IMPROVEMENT WORK LETTER


               This Exhibit D is made to be a part of that certain Office Lease between Salvio Pacheco Square, LLC, a California limited liability company ("Landlord"), and JCM Partners, LLC, a Delaware limited liability company ("Tenant"), dated as of February 20, 2001 (the "Lease"). To the extent there is any inconsistency between the terms and provisions of the Lease and the terms and provisions of this Exhibit D, this Exhibit D shall govern and control. All capitalized words used herein which have defined meanings in the Lease shall have the same defined meanings herein. Landlord and Tenant have agreed as follows:

               1. TENANT ACCEPTS PREMISES IN "AS IS" CONDITION. As of the Commencement Date, Landlord shall deliver possession of the Premises to Tenant, and Tenant shall accept possession of the Premises in their "AS IS" condition. Tenant acknowledges and agrees that Tenant and its representatives have inspected the Premises and all of its structural and mechanical elements and that Tenant is satisfied with the condition thereof. The Lease shall become effective with respect to the Premises upon the Commencement Date. Except as specifically provided below or in the Lease, Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Premises or any part of the Premises, or to pay for any such work, and neither Landlord nor Landlord's agents have made any representations to Tenant with respect to the condition of the Premises.

               2. CONSTRUCTION OF TENANT IMPROVEMENTS. Tenant shall substantially complete any and all alterations of, or improvements to, the Premises (the "Tenant Improvements"), in accordance with the Final Plans (as defined below) submitted to and approved by Landlord. The Tenant Improvements shall be made and performed in a safe and workmanlike manner, using only first-class materials, in compliance with the minimum Building standard specification for interior tenant improvements developed by Landlord for uniform application in the Building, and in accordance with the provisions of the following provisions of this Exhibit D:

               (a) No work with respect to the Tenant Improvements shall proceed without Landlord's reasonable prior written approval of:

                   (1) Tenant's contractor(s) and subcontractor(s);

                   (2) certificates of insurance furnished to Landlord from a company or companies approved by Landlord

                       (i) by Tenant's general contractor, evidencing commercial
                   general liability insurance (with contractual liability and products and completed operations coverages) with a minimum combined single limit for bodily injury and property damage in an amount not less than Two Million Five Hundred Thousand Dollars ($2,500,000) per occurrence, endorsed to name Landlord, Landlord's managing agent and any other party designated by Landlord as an additional insured, and workers' compensation insurance, as required by law;

                       (ii) by any and all subcontractors, evidencing commercial
                   general liability insurance (with contractual liability and products and completed operations coverages) with a minimum combined single limit for bodily injury and property damage in an amount not less than One Million Dollars ($1,000,000) per occurrence, endorsed to name Landlord, Landlord's managing agent and any other party designated by Landlord as an additional insured, and workers' compensation insurance, as required by law; and

                       (iii) by Tenant evidencing builder's risk insurance with
                   respect to the Tenant Improvements, in such amounts as are deemed reasonable by Landlord, and workers' compensation insurance, as required by law; and

                      (3) detailed plans and specifications for such work,
               prepared by a licensed architect approved in writing by Landlord (the "Tenant's Architect"), which indicate that such work will not exceed the design load capacities and performance criteria of the Building, including, without limitation, its electrical, HVAC and weight capacities, and construction means and methods.

               (b) Except as otherwise expressly provided herein, the Tenant Improvements shall be undertaken at Tenant's sole cost and expense and in strict conformance with all applicable laws, regulations, building codes and the requirements of any building permit and all other applicable permits or licenses issued with respect to such work. Tenant shall be solely responsible for obtaining all such permits and licenses from the appropriate governmental authorities, and any delay in obtaining such permits or licenses shall not be deemed to extend the Commencement Date or the Expiration Date of the Term of the Lease or to waive or toll Tenant's rental and other obligations with respect to the Premises. Copies of all permits and licenses shall be furnished to Landlord before any work is commenced, and any work not acceptable to any governmental authority or agency having or exercising jurisdiction over such work, or not reasonably satisfactory to Landlord, shall be promptly replaced and corrected at Tenant's expense.

               (c) Tenant shall provide Landlord with a construction schedule and all revisions thereto. All work by Tenant shall be scheduled through Landlord and shall be diligently and continuously pursued from the date of its commencement through its completion. Landlord hereby agrees to use its reasonable efforts to facilitate such work and to ensure access by Tenant to and availability to Tenant of all freight elevators and all such similar facilities necessary to facilitate such work, subject, however, to the rules and regulations established by Landlord for construction work in the Building. All work shall be conducted in a manner that maintains harmonious labor relations and does not unreasonably interfere with or delay any other work or activities being carried out by Landlord in the Building. Landlord or Landlord's agent shall have the right to enter the Premises and inspect the Premises and the Tenant Improvements at all reasonable times during the construction of the Tenant Improvements.

               (d) Tenant shall cause the Tenant's Architect to prepare and submit to Landlord for its approval complete architectural plans, drawings and specifications for all Tenant Improvements, including, without limitation, complete engineered mechanical and electrical working drawings for the Premises, showing the subdivision, layout, finish and decoration work desired by Tenant therefor, and any internal or external communications or special utility facilities which will require installation of conduits or other improvements within common areas, all in such form and in such detail as may be required by Landlord. Such complete plans, drawings and specifications are referred to herein as "Final Plans". Tenant shall submit the Final Plans for the approval of Landlord. Within seven (7) business days after Landlord receives the Final Plans for approval, Landlord shall give its written approval of the Final Plans, or provide Tenant with specific written objections to the Final Plans.

               If Landlord objects to the Final Plans, Landlord shall make itself available to meet with Tenant and the Tenant's Architect within five (5) business days after said objection to resolve the objections and to deliver to the Tenant's Architect such information as may be necessary to enable the Tenant's Architect to cause the Final Plans to be revised consistent with Landlord's objections. No delay in the scheduling of completion of the Tenant Improvements resulting from Landlord's review, revision and approval of the Final Plans shall be deemed to extend the Commencement Date or Expiration Date of the Term of the Lease or waive or toll Tenant's rental obligations with respect to the Premises. In the event that Tenant and/or its contractors and subcontractors desire to change the Final Plans subsequent to approval by Landlord, Tenant shall provide notice of such proposed change to Landlord for Landlord's written approval, which approval shall be required prior to the implementation of such proposed change. Landlord shall approve or disapprove the proposed change within five (5) business days after Landlord's receipt of all final plans and specifications therefor or within such time period after such five (5) business day period which is reasonably practical. At the conclusion of construction, Tenant shall cause the Tenant's Architect to provide two (2) complete sets of record drawings of the Tenant Improvements, as constructed, which shall not materially deviate from the Final Plans, and Tenant shall also cause to be provided a project closeout package, including, without limitation, a punchlist sign-off, project team list, permit cards, unconditional lien releases and final construction costs itemized by trade.

               (e) Landlord shall approve the list of bidding general contractors ("Bidding Contractors"). Tenant shall enter into a contract (the "General Contract") with one of the Bidding Contractors ("Tenant's Contractor") for the construction of the Tenant Improvements.

               (f) With respect to fire and life safety systems work required under the General Contract, Tenant shall cause Tenant's Contractor to solicit and review bids from at least three (3) subcontractors (the "Fire and Life Safety Bidders") from a list of contractors approved by Landlord and to enter into a subcontract with one of the Fire and Life Safety Bidders. With respect to all mechanical systems work required under the General Contract, Tenant shall cause Tenant's Contractor to solicit and review bids from at least three (3) subcontractors (the "Mechanical Bidders") from a list of contractors approved by Landlord and to enter into a subcontract with one of the Mechanical Bidders. With respect to all electrical systems work required under the General Contract, Tenant shall cause Tenant's Contractor to solicit and review bids from at least three (3) subcontractors for all such work (the "Electrical Bidders") from a list of contractors approved by Landlord and to enter into a subcontract with one of the Electrical Bidders. To the extent Tenant's Contractor desires to subcontract other work required under the General Contract, Tenant shall cause Tenant's Contractor to solicit bids for such proposed subcontract (the "Other Work Bidders"), at least one (1) of which, if Landlord so elects, shall be a subcontractor designated by Landlord, and, with the prior written notice to Landlord, to enter into such subcontract with one of the Other Work Bidders. Tenant's Contractor may engage such laborers and suppliers as it deems appropriate, subject to the provisions of subparagraph (g) below.

               (g) [Notwithstanding anything to the contrary contained herein, all major contractors' and subcontractors' contracts for the Tenant Improvements shall be union contracts, and Tenant shall use its commercially reasonable efforts to ensure that union labor is employed in connection with the design and construction of the Tenant Improvements.]

               (h) Tenant hereby designates Brian Rein, or any other person designated by Tenant from time to time, as its representative in connection with the design and construction of the Tenant Improvements, and Landlord shall be entitled to rely upon the decisions and agreements made by such representative as binding upon Tenant.

               (i) Although Landlord has the right to review, request revisions to and approve the Final Plans, Landlord's sole interest in doing so is to protect the Building and Landlord's interest in the Building, and Landlord is not in any way warranting or representing that Tenant's Final Plans are suitable for their intended use or comply with applicable laws and regulations. Landlord shall have no liability whatsoever in connection with Tenant's Final Plans, nor any responsibility for any omissions or errors contained therein. Accordingly, Tenant shall not rely upon Landlord's approval for any purpose other than for the purpose of acknowledging the consent of Landlord to proceed with the requested action, and Landlord shall incur no liability of any kind by reason of the granting of such approvals.

               (j) Nothing in this Exhibit D shall affect the obligations of Tenant under the Lease with respect to any alterations, additions and improvements within the Premises, including, without limitation, any obligation to obtain the prior written consent of Landlord in connection therewith.

               3. PAINT AND CARPET ALLOWANCE. Subject to the terms and conditions of this Paragraph 3, Landlord shall reimburse Tenant up to a maximum amount of thirty thousand Dollars ($30,000) for costs incurred by Tenant to paint, install carpet or for other office improvements in the Premises (the "Paint and Carpet Allowance"). Landlord shall reimburse Tenant for such costs up to the Paint and Carpet Allowance upon completion of the work and presentation by Tenant to Landlord of the following: copies of all the invoices from the person performing the work or rendering the services or providing the materials; evidence that Tenant has paid all such invoices; and such supporting documentation as Landlord may reasonably require, including, without limitation, identification of the work completed and/or material supplied, mechanic lien releases and certificates of payment issued by the Tenant's Architect and Tenant's designated representative. The Paint and Carpet Allowance must be utilized by Tenant, if at all, prior to December 31, 2005. As of such date, Tenant shall forfeit any remaining balance of the Paint and Carpet Allowance that Tenant has not utilized pursuant to the terms of this Exhibit D. Tenant shall bear the cost of any and all Tenant Improvements to the Premises in excess of the Paint and Carpet Allowance.

               4. REIMBURSEMENT AND COMPENSATION. Tenant shall reimburse Landlord for any and all reasonable out-of-pocket costs incurred by Landlord in connection with the design and review of the Final Plans (including, without limitation, any conceptual plans and/or working drawings related thereto) for the Tenant Improvements, and Landlord shall be entitled to construction management fee in connection with its supervision of the construction of the Tenant Improvements and administration of the Paint and Carpet Allowance in an amount equal to two and one-half percent (2.5%) of the cost of Tenant Improvements. Landlord may obtain any reimbursement or compensation required hereunder by deducting the amount of such reimbursement and/or compensation from the Paint and Carpet Allowance.

               5. TENANT'S INDEMNITY. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, liens, expenses, costs, losses, fines, liabilities and/or damages (including, without limitation, attorneys' fees and costs) arising out of or in any way connected with the construction by Tenant of the Tenant Improvements, except to the extent caused by the gross negligence or willful misconduct of Landlord or its employees, contractors or agents. Tenant's liability insurance will be primary with respect to Tenant's indemnity.

               6. NOTICE OF NONRESPONSIBLITY. Landlord shall have the right to post in a conspicuous location on the Premises, as well as record within the County of Contra Costa, Notice(s) of Nonresponsibility in connection with any and all Tenant Improvements constructed by Tenant hereunder.

               7. MISCELLANEOUS.

                  (a) Landlord's Representative. Landlord has designated Cor Stam as its sole representative with respect to the matters set forth in this Work Letter, who, until further written notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter.

                  (b) Tenant's Default. Notwithstanding any provision to the contrary contained in this Work Letter or Lease, if a default by Tenant exists under the Lease or this Work Letter or has occurred at any time on or before the substantial completion of the Tenant Improvements, then in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Paint and Carpet Allowance.

                  (c) Certificate of Occupancy. Tenant shall have no right to occupy the Premises for the conduct of business unless and until a certificate of occupancy or other governmental-required approval for occupancy for the Premises has been issued by the appropriate governmental entity.

                  (d) Applicability of Work Letter. This Work Letter shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions thereto in the event of damage or destruction of the Premises, condemnation of the Premises, or renewal or extension of the initial term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement thereto.

                  (e) Execution in Conjunction with Lease. This Work Letter is being executed in conjunction with the Lease and is subject to each and every term and condition thereof, including, without limitation, the limitations of Landlord's liability set forth therein.

               IN WITNESS WHEREOF, the undersigned have executed this Exhibit D concurrently with the execution of the Lease.

JCM Partners, LLC                      SALVIO PACHECO SQUARE, LLC,
A Delaware limited liability company   a California limited liability company

                                       By: JCM Partners, LLC,
By:                                        a Delaware limited liability company
  -----------------------------------
Its:
    ---------------------------------
Date:                                  By:
     --------------------------------     -----------------------------------

                                       Its:
                                           ----------------------------------

                                       Date:
                                            ---------------------------------

                                    EXHIBIT E

                              RULES AND REGULATIONS

        The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking garage (if any), the Project and the appurtenances. Capitalized terms have the same meaning as defined in the Lease.

1. Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant's employees to loiter in Common Areas or elsewhere about the Building.

2. Plumbing fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances. Damage resulting to fixtures or appliances by Tenant, its agents, employees or invitees, shall be paid for by Tenant, and Landlord shall not be responsible for the damage.

3. No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord. All tenant identification and suite numbers at the entrance to the Premises shall be installed by Landlord, at Tenant's cost and expense, using the standard graphics for the Building. Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks or screws shall be inserted into any part of the Premises or Building except by the Building maintenance personnel.

4. Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board or other directory device listing tenants, and no other directory shall be permitted unless previously consented to by Landlord in writing.

5. Tenant shall not place any lock(s) on any door in the Premises or Building without Landlord's prior written consent and Landlord shall have the right to retain at all times and to use keys to all locks within and into the Premises. A reasonable number of keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant's cost, and Tenant shall not make any duplicate keys. All keys shall be returned to Landlord at the expiration or early termination of this Lease.

6. All contractors, contractor's representatives and installation technicians performing work in the Building shall be subject to Landlord's prior approval and shall be required to comply with Landlord's standard rules, regulations, policies and procedures, which may be revised from time to time.

7. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be restricted to hours designated by Landlord. Tenant shall obtain Landlord's prior approval by providing a detailed listing of the activity. If approved by Landlord, the activity shall be under the supervision of Landlord and performed in the manner required by Landlord. Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from the activity. If equipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with the activity, Tenant shall be solely liable for any resulting damage or loss.

8. Landlord shall have the right to approve the weight, size, or location of heavy equipment or articles in and about the Premises. Damage to the Building by the installation, maintenance, operation, existence or removal of Tenant's Property shall be repaired at Tenant's sole expense.

9.      Corridor doors, when not in use, shall be kept closed.

10. Tenant shall not: (1) make or permit any improper, objectionable or unpleasant noises or odors in the Building, or otherwise interfere in any way with other tenants or persons having business with them; (2) solicit business or distribute, or cause to be distributed, in any portion of the Building, handbills, promotional materials or other advertising; or (3) conduct or permit other activities in the Building that might, in Landlord's sole opinion, constitute a nuisance.

11. No animals, except those assisting handicapped persons, shall be brought into the Building or kept in or about the Premises.

12. No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Building or about the Project. Tenant shall not, without Landlord's prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Project, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental law which may now or later be in effect. Tenant shall comply with all laws pertaining to and governing the use of these materials by Tenant, and shall remain solely liable for the costs of abatement and removal.

13. Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the Building. Tenant shall not use, or permit any part of the Premises to be used, for lodging, sleeping or for any illegal purpose.

14. Tenant shall not take any action which would violate Landlord's labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute, or interfere with Landlord's or any other tenant's or occupant's business or with the rights and privileges of any person lawfully in the Building ("Labor Disruption"). Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume. Tenant shall have no claim for damages against Landlord, nor shall the Commencement Date of the Term be extended as a result of the above actions.

15. Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electronic or gas heating devices, without Landlord's prior written consent. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.

16. Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant's employees, and then only if the operation does not violate the lease of any other tenant in the Building.

17. Bicycles and other vehicles are not permitted inside the Building or on the walkways outside the Building, except in areas designated by Landlord.

18. Landlord may from time to time adopt systems and procedures for the security and safety of the Building, its occupants, entry, use and contents. Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord's systems and procedures.

19. Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord's sole opinion may impair the reputation of the Building or its desirability. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

20. Tenant shall not canvass, solicit or peddle in or about the Building or the Project.

21. Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Common Areas, unless the Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Building. Landlord shall have the right to designate the Building (including the Premises) as a non-smoking building.

22. Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

23. Deliveries to and from the Premises shall be made only at the times, in the areas and through the entrances and exits designated by Landlord. Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.

24. The work of cleaning personnel shall not be hindered by Tenant after 5:30 P.M., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service.